    As filed with the Securities and Exchange Commission on November 6, 1998




                                                 Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                         1760 Market Street, Suite 1300
                           Philadelphia, PA 19103-4132
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the
following box:        [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:        [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit(8)        Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value         1,390,000 shares(1)    $.40               $  556,000        $  161.24
                       150,000 shares(2)    $.45               $   67,500        $   19.57
                     5,100,000 shares(3)    $.50               $2,550,000        $  879.32
                     5,200,000 shares(4)    $.50               $2,600,000        $  896.55
                     1,974,000 shares(5)    $.40               $  789,600        $  272.28
                     3,750,000 shares(6)    $.39               $1,462,500        $  482.62
                     4,208,300 shares(7)    $.55               $2,335,840        $  770.81
                                                                                 ---------
Total ..............21,772,300.........................................          $3,491.39(9)
                                                                                 =========

(1) This has been calculated by using the exercise price of the 1998-B Common Stock Purchase Warrants ($.40) which was higher than the average bid and asked price of the Common Stock on November 2, 1998 of $.13.

(2) This has been calculated by using the exercise price of the options to purchase shares of Common Stock ($.45) which was higher than the average bid and asked price of the Common Stock on November 2, 1998 of $.13.

(3) This Registration Statement amends the Company's Registration Statement on Amendment No. 8 to Form SB-2, Commission File No. 333-98808 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 5,100,000 shares of Common Stock. A filing fee of $879.32 was paid in connection with the filing of the previous Registration Statement.

(4) This Registration Statement amends the Company's Registration Statement on Amendment No. 4 to Form SB-2, Commission File No. 333-09465 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 5,200,000 shares of Common Stock. A filing fee of $896.55 was paid in connection with the filing of the previous Registration Statement.

(5) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-30853 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 1,974,000 shares of Common Stock. A filing fee of $272.28 was paid in connection with the filing of the previous Registration Statement.

(6) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-48731 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 3,750,000 shares of Common Stock. A filing fee of $482.62 was paid in connection with the filing of the previous Registration Statement.

(7) This Registration Statement amends the Company's Registration Statement on Form SB-2, Commission File No. 333-38593 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 4,208,300 shares of Common Stock. A filing fee of $770.81 was paid in connection with the filing of the previous Registration Statement.

(8) Pursuant to Rule 457(g), the registration fee has been calculated at the higher of the exercise price of the warrants relating to the above Common Stock or the average of the bid and asked price within 5 business days prior to the date of the initial filing the registration statement.

(9) The filing fee of $3,301.58 was paid in connection with the filing of the previous Registration Statements. The balance of $180.81 has been paid in connection with the filing of this Registration Statement.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             USA TECHNOLOGIES, INC.


                        21,772,300 shares of Common Stock



         These shares of Common Stock are being sold by the Selling Shareholders listed below. The Company will not receive any part of the proceeds from the sale.

                                ----------------


         The Common Stock is listed on the OTC Electronic Bulletin Board under the symbol "USST." The closing bid price for the Common Stock on November 2, 1998 was $.11 per share.


                                -----------------


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" ON PAGE 6.

                               -------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.









                The date of this prospectus is November __, 1998.

        No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is current as of any time subsequent to its date.


                               TABLE OF CONTENTS


Available Information. . . . . . . . . . . . . . . . . .               i

Prospectus Summary . . . . . . . . . . . . . . . . . . .               1

Recent Developments  . . . . . . . . . . . . . . . . . .               5

Risk Factors . . . . . . . . . . . . . . . . . . . . . .               6

Use of Proceeds. . . . . . . . . . . . . . . . . . . . .              11


Management Discussion And Analysis of
        Financial Condition And Results
        of Operations. . . . . . . . . . . . . . . . . .              11

Business . . . . . . . . . . . . . . . . . . . . . . . .              16

Management . . . . . . . . . . . . . . . . . . . . . . .              25

Principal Shareholders . . . . . . . . . . . . . . . . .              32


Certain Transactions . . . . . . . . . . . . . . . . . .              37


Selling Shareholders . . . . . . . . . . . . . . . . . .              39


Market for Common Stock. . . . . . . . . . . . . . . . .              57

Description of Securities. . . . . . . . . . . . . . . .              58

Plan of Distribution . . . . . . . . . . . . . . . . . .              67

Legal Matters  . . . . . . . . . . . . . . . . . . . . .              68

Experts. . . . . . . . . . . . . . . . . . . . . . . . .              68

Financial Statements . . . . . . . . . . . . . . . . . .             F-1

                               PROSPECTUS SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by and should be read in conjunction with the more detailed information and Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus. Prospective investors should consider carefully the factors discussed below under "Risk Factors".

                                   The Company

     Our Company, USA Technologies, Inc., a Pennsylvania corporation was founded in January 1992. We are an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, and computer printers. Our customers are hotels, university libraries, public libraries and retail locations. We generate revenues primarily from the sale of equipment utilizing its control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees paid by various locations utilizing its control systems.

         Each control system operates as follows:
         - The consumer swipes a valid credit card through the control system.
         - The control system transmits the request to the credit card processor.
         - The credit card processor verifies that the credit card is valid and authorizes the transaction.
         - The control system activates the equipment for use by the consumer.
         - Once the consumer finishes using the equipment, the control system transmits a record of the transactions to our computer center.
         - The transaction information collected from all of the installed control devices is transmitted by us to the credit card processor.
         - The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to us.
         - Finally, we forward a check to each location representing its share of the proceeds.

     As of June 30, 1998, our Company had installed at commercial locations a total of 616 control systems. See "Business." As of June 30, 1998, 132 Business Express(TM) units containing 465 control systems have been installed in hotels located throughout the United States and Canada. The 616 control systems include both the purchases of equipment from the Company and the licensing of its control systems as well as the placement of equipment by the Company on a revenue-sharing basis and included only the licensing of its control systems.

         Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. The telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.


Where to Get More Information

         Our Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov.

         We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).


         The Company will furnish record holders of its securities with annual reports containing financial statements audited and reported upon by its independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                                   Securities

Securities Offered ................             Up to 21,768,100 shares of
                                                Common Stock by the Selling
                                                Shareholders.

Common Stock Outstanding
         as of August 31, 1998 ....             40,200,147 shares. On a fully
                                                converted basis, there would be
                                                58,328,372 shares outstanding
                                                consisting of 4,353,800 shares
                                                issuable upon exercise of
                                                4,201,000 options to purchase
                                                Common Stock and 152,800 Common
                                                Stock Purchase Rights
                                                (collectively "Management
                                                Options"), 1,100,000 shares
                                                issuable upon exercise of the
                                                Warrants issued to affiliates
                                                and/or consultants to GEM
                                                Advisors, Inc. in June 1997,
                                                1,390,000 shares issuable upon
                                                the exercise of the Warrants
                                                issued August and September 1998
                                                ("1998-B Warrants"), 40,000
                                                shares issuable upon the
                                                exercise of the Warrants issued
                                                in January, February and March
                                                1998 ("1998-A Warrants"), 15,000
                                                shares issuable upon exercise of
                                                the Warrants issued in April,
                                                May and June 1997
                                                ("1997-Warrants"), 40,000 shares
                                                issuable upon exercise of the
                                                Warrants issued in January and
                                                February 1997 ("1996-B
                                                Warrants"), 868,000 shares
                                                issuable upon exercise of the
                                                Warrants issued in 1996 ("1996
                                                Warrants"), 673,000 shares
                                                issuable upon the exercise of
                                                the  Warrants issued by the
                                                Company in 1995
                                                ("1995-Warrants"), 6,709,660
                                                shares issuable upon conversion
                                                of the Series A Convertible
                                                Preferred Stock ("Series A
                                                Preferred Stock"), and 2,938,765
                                                shares issuable upon conversion
                                                of accrued and unpaid dividends
                                                on the Series A Preferred Stock.

Series A Preferred Stock Outstanding as
        of August 31, 1998 ....                 670,966 shares. Each share of
                                                Series A  Preferred Stock, no
                                                par value, of the Company is
                                                convertible by the holder
                                                thereof at any time into 10
                                                shares of Common Stock. The
                                                holders of Series A Preferred
                                                Stock are entitled to an annual
                                                cumulative cash dividend of
                                                $1.50 per share. At the time of
                                                conversion, all accrued and
                                                unpaid dividends are converted
                                                into Common Stock at the rate of
                                                $1.00 per share. See
                                                "Description of Securities -
                                                Series A Convertible Preferred
                                                Stock."

                                  RISK FACTORS

     The securities described herein are speculative and involve a high degree of risk. Each prospective investor in the Common Stock should carefully consider the following risk factors inherent in and affecting the business of USA Technologies, Inc. and the Common Stock before investing in the Common Stock.

         1. Limited Operating History; Significant Cumulative Operating Losses; Auditor Report Modification for Going Concern. From inception through June 30, 1998, our Company has generated funds primarily through the sales of its securities. The auditor's report at June 30, 1998 includes a modification that indicates that the Company's existence may be dependent on its ability to continue to raise capital and generate sufficient revenue from operations. See "Consolidated Financial Statements."

         Our Company installed its first product, the Golfer's Oasis(TM) in June 1994. This product line did not achieve the anticipated market acceptance and was also very capital intensive. There are currently no units in operation and revenues through June 30, 1998 were nominal. The Copy Express(TM) was first installed in January 1995, and as of June 30, 1998, there were 45 units in operation. The Credit Card Vending Express(TM) was first installed in March 1995, and as of June 30, 1998, there were no units in operation. The Fax Express
(TM) was first installed in February 1997 and as of June 30, 1998 there were 11 units in operation and net revenues were nominal. The Company's Debit Express(TM) was first installed in April 1995, and as of June 30, 1998, there were 33 units in operation and net revenues were nominal. The Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) was first installed in April 1996, and as of June 30, 1998, there were 62 units in operation and net revenues were nominal. The Business Express(TM) was first installed in September 1996, and as of June 30, 1998, there were 132 units in operation (containing 465 control systems). Although the MBE Joint Venture was established in September 1997, as of June 30, 1998, only 52 MBE Business Express(TM) units were sold. See "Business-Legal Proceeding."

         For its fiscal years ended June 30, 1998, 1997, our Company incurred operating losses of $3,586,281 and $3,120,712, respectively. From its inception on January 16, 1992 through June 30, 1998, we have incurred operating losses of $12,931,952.

         As of June 30, 1998, our Company had a negative working capital of approximately $5,312, of which $436,971 was invested in inventory. At June 30, 1998, we had cash of approximately $324,824. In subsequent months, the cash position has been reduced. We anticipate generating additional cash to finance future operating expenses by selling additional securities and through increased revenues primarily through resale of its equipment utilizing control systems. As of June 30, 1998, we installed 616 control devices at commercial locations. We have an limited operating history upon which an evaluation of future prospects can be made. Such future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business. There is currently no basis upon which to assume that our Company's business will prove financially profitable or generate more than nominal operating revenues. In addition, there can be no assurances that we will be able to continue to sell additional securities. If the Company either fails to generate increased revenues or fails to sell additional securities, investors may lose all or a substantial portion of their investment.

         2. Dependence Upon Key Personnel. Our Company is dependent on certain key management personnel, particularly its President and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would have a material adverse effect upon our Company's business. See "Management -- Officer Terminations." The Company entered into an employment agreement with Mr. Jensen that expires in June 2000. The Company also entered into one-year employment agreements with other executive officers, each of which contain non-compete agreements. We have also obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice President-Research and Development, Haven Brock Kolls, Jr. We do not have and do not presently intend to obtain key man life insurance coverage on any of our other executive officers.

         3. Uncertainty of New Product Development; Unproven Commercial Viability. While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that our products will be successful or become profitable. In addition, there can be no assurance that the demand for our products will be sufficient to enable us to become profitable. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place. In any such event, investors may lose all or substantially all of their investment in our Company.

         4. Dependence on Proprietary Technology; Patent Issues. Our Company's success is dependent in part on its ability to obtain patent protection for its products, maintain trade secret protection and operate without infringing the proprietary rights of others. To date, we have applications, and intend to file applications for additional patents covering its future products although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us one patent during April 1997 and another patent during June 1997. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that any of the remaining patent applications will be granted to us, that we will develop additional products that are patentable or do not infringe the patents of others, or that any patents issued to us will provide us with any competitive advantages or adequate protection for our products. In addition, there can be no assurance that any patents issued to us will not be challenged, invalidated or circumvented by others. There can be no assurance that any of our products would not infringe the patents of others. If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us. See "Business-Legal Proceedings."

         5. Competition. There are companies presently offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which are in direct competition with our Company's products, including the Business Express(TM) and Public PC(TM). See "Business-Competition." In addition, the businesses which have developed unattended, credit card activated control systems currently used in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines are capable of developing control systems in direct competition with our Company. Many of these businesses are well established, have substantially greater resources than our Company and have established reputations for success in the development, sale and service of high quality products. Such competition may result in lower percentages of gross revenues being retained by our Company in connection with its devices, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be materially and adversely affected. We are also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an as-needed basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(TM), and the location may not order the Business Express(TM), or if ordered, the hotel guest may not use it.

         6. Dependence on Third-Party Suppliers. Our Company is dependent on third-party suppliers for the various component parts of its products. Although we believe there are alternative sources for these component parts, the failure of such suppliers to supply such component parts or the absence of readily available alternative sources could have a material adverse effect on our Company, including delaying the implementation of the Company's business plan to achieve profitability. We do not have supply contracts with any of such third-party suppliers and intends to purchase components pursuant to purchase orders placed from time to time. See "Business-Procurement".


         7. Cash Dividends Not Likely. There can be no assurance that the proposed operations of our Company will result in significant revenues or any level of profitability. Any earnings which may be generated by our Company would be used, for the foreseeable future, to finance the growth of our business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no cash dividends on the Common Stock or Series A Preferred Stock have been declared or paid by us to date, and the Company does not presently intend to pay cash dividends on the Common Stock or Series A Preferred Stock for the foreseeable future. Although we paid a special stock dividend in August 1995 consisting of 3 shares of Common Stock for each share of outstanding Preferred Stock, there can be no assurance that cash dividends will ever be paid on the Common Stock. Our Articles of Incorporation prohibit the declaration of any dividends on the Common Stock unless and until all unpaid and accumulated dividends on the Series A Preferred Stock have been declared and paid. Through June 30, 1998, the unpaid and cumulative dividends on the or Series A Preferred Stock equal $2,442,650. The unpaid and accumulated dividends are either payable in cash by our Company when and if declared by the Board of Directors or may be converted into shares of Common Stock at the rate of $1.00 per share. Through June 30, 1998, $1,662,642 of unpaid and cumulative dividends on the Series A Preferred Stock were converted to 1,964,426 shares of Common Stock. See "Description of Securities - Series A Convertible Preferred Stock."

         8. Need For Market Acceptance; Location Risk. There can be no assurance that demand for our Company's products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing its control systems to enough locations to achieve significant revenues or that its operations can be conducted profitably. As of June 30, 1998, our Company installed only 616 control devices at commercial locations and revenues have been nominal. Alternatively, the locations which would utilize the control systems may not be successful locations. In such event, our revenues would be adversely affected. We may in the future lose locations utilizing its products to competitors, or may not be able to install our products at competitor's locations. Moreover, even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.

         9. No Current Established Trading Market; No Assurance of Active
Public Market. The Common Stock is currently traded on the OTC Electronic Bulletin Board. Although there is limited trading in the Common Stock, there is no established trading market. Unless and until there is an established trading market for the Common Stock, holders of the Common Stock could find it difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."


         10. Risks of Low-Priced Stocks. The Common Stock is subject to the so-called penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. These regulations may adversely affect the ability of broker-dealers to sell the Common Stock.

         The Commission has adopted regulations that define a penny stock to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market.

         As of the date hereof, each share of Common Stock qualifies as a penny stock and is subject to the above regulations. The above regulations could adversely affect the market liquidity for the Common Stock and could limit the ability of broker-dealers to sell the Common Stock as well as the ability of holders of the Common Stock to sell the Common Stock in the secondary market.

         11. Determination of Offering Price. The exercise price of the Warrants and Management Options was determined arbitrarily by our Company and were not based upon book value, earnings, assets or any other recognizable standard of value. If profitable results are not achieved from operations, of which there can be no assurance, the value of our securities sold pursuant to this offering could well become considerably less than the offering price of such securities and could become worthless.

         12. Shares Eligible for Future Sale. Of the 40,163,837 shares of Common Stock issued and outstanding as of June 30, 1998, 40,093,837 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 70,000 are "restricted securities", as that term is defined under Rule 144 promulgated under the Act, and under certain circumstances may be sold without registration pursuant to that Rule. Of the 618,236 shares of Preferred Stock issued and outstanding on June 30, 1998, 468,236 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 150,000 are "restricted securities." As of June 30, 1998, there are 637,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1995 Warrants, 868,000 shares of Common Stock issuable by the Company to the holders of the outstanding unexercised 1996 Warrants, 40,000 shares of Common Stock issuable by the Company to the holders of the outstanding 1996-B Warrants, 15,000 shares of Common Stock issuable to the holders of the outstanding 1997 Warrants, 40,000 shares of Common Stock issuable to the holders of the outstanding 1998-A Warrants, 4,353,800 shares of Common Stock issuable to the holders of the Management Options, and 1,100,000 shares of common Stock issuable upon the exercise of the GEM Warrants. Such Common Stock, if issued, will be freely tradeable under the Act. See "Description of Securities". We are unable to predict the effect that sales made under Rule 144 or otherwise may have on the market price of the Series A Preferred Stock, Warrants, or Common Stock underlying the Warrants prevailing at the time of any such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

         13. Dilution, Issuance of Additional Securities By USA Technologies, Inc. As of June 30, 1998, the Company issued Management Options to acquire up to 4,353,800 shares of Common Stock, has issued GEM Warrants which are convertible into 1,100,000 shares of Common Stock, has issued 1998-A Warrants which are convertible into 40,000 shares of Common Stock, has issued 1997 Warrants which are convertible into 15,000 shares of Common Stock, has issued 1996-B Warrants which are convertible into 40,000 shares of Common Stock, has issued 1996 Warrants which are convertible into 868,000 shares of Common Stock, has issued 1995 Warrants which are convertible into 637,000 shares of Common Stock, has issued 618,236 shares of Preferred Stock which are convertible into 6,182,360 shares of Common Stock and has $2,442,650 cumulative preferred dividends which are convertible into 2,442,650 shares of Common Stock. See "Description of Securities." In the event any or all of such securities are exercised or converted, the number of issued and outstanding shares of Common Stock would be increased. In such event, the percentage of Common Stock held by each holder of Common Stock prior to such exercise or conversion would be reduced and such exercise or conversion may have a dilutive effect on the market price of the Common Stock. If all of such securities would be exercised or converted into Common Stock, an additional 15,714,810 shares of Common Stock would be issued and outstanding as of June 30, 1998, for a total of 55,878,647 shares of Common Stock issued and outstanding. Our Company may in the future issue additional options, warrants or other securities convertible or exchangeable into Common Stock.

         14. Year 2000 Compliance. Our Company has recently commenced a study of its business in order to determine whether its computer systems are in compliance with Year 2000 issues. We found that, many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000.

         In connection with our study, we are concentrating on five areas of our business:

         (1) control system terminals;

         (2) office computers;

         (3) credit card processing systems and related accounting systems;

         (4) back-up, off-site recovery system and

         (5) non information technology systems.

         The study should be completed on or before December 31, 1998. Based on the study to date, we estimate that we would incur costs of up to $25,000 in order to be Year 2000 compliant. In reference to item two (2) above, we have already found all but two office computers to be compliant. These two computers will be replaced in fiscal year 1999.

         Our Company is in the process of obtaining written assurances of compliance from all material third parties whose products may affect our operations.

         The worst case scenario for the Company would be if the control systems in the field were all found to contain a Year 2000 problem causing inaccurate data transmissions to our main processing software. Preliminary analysis indicates the probability of this scenario actually happening is very low. The technology in the control units does not have to deal with any digits representing the year. If, however, it did happen, we anticipate utilizing the services of IBM Global Services to replace all defective units. We anticipate the cost of such services to be approximately $150,000.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sales of the Common Stock by the Selling Shareholders. See "Selling Shareholders" for a list of those Shareholders entitled to receive net proceeds from the sales of the Common Stock. The Company would, however, receive gross proceeds upon exercise of the Warrants and Management Options by the Selling Shareholders. There is no assurance that any or all of the Warrants or Management Options will be exercised by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock pursuant to this Prospectus. See "Description of Securities."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

         Since January 1992, the Company has been engaged primarily in research and development activities focused on designing, developing, and marketing its credit card activated control systems. During the quarter ended June 30, 1998, the Company determined that it is no longer designated as a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7 Development Stage Enterprises. The strategic alliances entered into during the year ended June 30, 1998 between the Company and MBE and between the MBE Joint Venture and IBM have provided the Company with the ability to complete its transition from a development stage enterprise to an enterprise focusing on marketing its products and its commerical operations. The Company has incurred operating losses during the years ended June 30, 1998 and 1997 of $3,568,281 and $3,120,712, respectively and anticipates incurring operating losses through at least the first half of fiscal 1999.

         The Company's independent auditors have included an explanatory paragraph in the report on the Company's June 30, 1998 consolidated financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1998 combined with the revenues to be generated during fiscal year 1999, the potential capital to be raised from private placement activities and the exercise of Common Stock Purchase Warrants, and the ability to reduce anticipated expenditures, if required, will provide for the Company to continue a going concern.

Results of Operations

     Fiscal year ended June 30, 1998:

         For the fiscal year ended June 30, 1998, the Company had a net loss of $3,568,281. The overall loss applicable to common shares of $5,322,847 or $(.15) loss per common share (basic and diluted) was derived by adding the $3,568,281 net loss and the $1,754,566 cumulative preferred dividends and other adjustments and dividends by the weighted average shares outstanding of 35,320,477.

         Revenues for the fiscal year ended June 30, 1998 of $1,825,229, an increase of $1,217,457 or 200% over the prior year reflecting the continued entrance of the Business Express(TM) and MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1998 were $5,501,650, representing a $1,758,689 or increase over the prior year. The primary contributors to this increase were cost of sales, general and administrative and compensation expenses, as discussed below.

         Cost of sales increased by $736,639 from the prior year, primarily reflecting the increase in MBE Business Express(TM) business during fiscal year 1998. General and administrative expenses of $2,213,984 increased by $173,821 or 8.5% which reflects both a general increase in spending to support the expansion of operations and other factors as described below. Specifically, the major contributors to this increase were: reserves of $87,520 established in fiscal year 1998 to cover estimated future field service warranty expenses for the Company's C3X terminals; marketing promotions and trade show expenses increased $64,901 or 59.0%; and advertising increased by $125,204 or 143%, reflecting the need to increase product awareness in the marketplace. Certain other increases were experienced in outside services, telephone, and office supplies. Certain other expenses decreased as compared to the prior year, primarily professional and consultant fees, which decreased by $109,916 or 20%.

         Compensation expense was $1,909,682, an increase of $829,224 or 76.7% over the previous year. The increase was primarily due to the non-cash expense of $554,630 which reflects the compensation charge recorded for the repricing of the common stock options below fair market value during April 1998. The remainder of the increase is due to increased personnel requirements in the operations and sales areas.

         Depreciation expense of $116,255 increased by $19,005, which is attributable to the increased depreciable asset base.

Fiscal year ended June 30, 1997:

         For the fiscal year ended June 30, 1997, the Company had a net loss of $3,120,712. Overall this loss reflects the continuing development stage activities of the Company. The Company's preferred stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 each year as declared by the Company's Board of Directors. The $4,364,007 loss applicable to common shares or $.21 loss per common share was derived by adding the $3,120,712 net loss and the $1,243,295 of cumulative preferred dividends earned for the year ending June 30, 1997, and dividing by the weighted average shares outstanding, of 20,984,381.

         Revenues for the period were $607,772, which increased $554,793 from last year, primarily reflecting the sales of the Business Express(TM) product line.

         Operating expenses for the fiscal year ended June 30,1997 were $3,742,961, representing a $1,212,166 or 47.9% increase over the prior year. The primary contributors to this increase were cost of sales, general and administrative expense and compensation, as detailed below.

         Cost of sales increased by $525,090 from the prior year, reflecting the first year of equipment sales. The cost of equipment sales increased $473,529 and the cost of license fee revenues increased $51,561. General and administrative expense of $2,040,163 increased sharply by $528,882 or 35.0% which reflects both a general increase in spending to support the expansion of operations as well as several non-operational factors. Specifically the major contributors to this increase were: Travel and lodging increased by a total of $66,393, which reflected significant marketing related travel as well as an increase in travel for the increased numbers of installations. Marketing promotions, mailings and trade show expenses increased $110,147. Advertising increased by $26,000, reflecting the need to increase product awareness in the marketplace. Professional and consultant fees increased by $86,770, reflecting increased legal, public relations and patent activity. Product development expense increased $119,852 primarily due to developmental costs for new customers. The balance of the increase includes temporary services, telephone, office expense, and postage.

         Compensation expense was $1,080,458, an increase of $177,060 or 19.6% over the previous year. This increase was primarily due to headcount increases in the sales function and to a lesser extent, operations.The cost of employee benefits also rose by $34,468.

         Depreciation expense of $97,250 increased by $25,234, which is attributable to the increased depreciable asset base.

Plan of Operations

         As of June 30, 1998, the Company had a total of 616 credit card activated control systems installed in the field as follows: Business Express(TM) 465, Copy Express(TM) 45, Debit Express(TM) 33, Public PC(TM) 62, Fax/Printer Express(TM) 11. For the fiscal year ended June 30, 1998, the total license fee income received by the Company was approximately $236,742.

         During the past year the Company has continued its new direction in product development and has focused on products capable of generating new incremental revenue for equipment operators (ie, Business Express(TM)) as opposed to in the past simply providing a better method of payment (ie. Copy Express(TM)). The new direction is also reflected in the move toward the sale of the Company's proprietary equipment to operators rather than the revenue sharing arrangements employed in prior years. The Company still retains all rights to software and proprietary technology which it licenses to location operators for their exclusive use. However this shift in market approach reduces the Company's dependency on transaction processing revenue by providing a built-in gross profit on the sale of the equipment, and simultaneously reduces the Company's capital asset requirements.


         Plans for the coming fiscal year include continued focus on the sales and/or leasing of its Business Express(TM) and MBE Business Express(TM) business centers, continued development of strategic partnering relationships, and continued development of its technology into new areas to include electronic commerce and advertising.

Liquidity and Capital Resources

         During the fiscal year ended June 30, 1998, the Company completed a number of equity transactions. Net proceeds of $761,510 were realized from private placement offerings of Series A Preferred Stock and $1,530,639 were realized from Common Stock transactions, principally the exercise of Common Stock Purchase Warrants. As of June 30, 1998, the Company had negative working capital of $5,312, which included cash and cash equivalents of $324,824 and inventory of $436,971.

         During the fiscal year ended June 30, 1998, net cash of $2,578,597 was used by operating activities, primarily due to the net loss of $3,568,281. The net cash provided by financing activities of $2,273,878 was principally due to the net proceeds generated from the issuance of securities as described in the prior paragraph.

         The Company's independent auditors have included an explanatory paragraph in their report on the Company's June 30, 1998 consolidated financial statements discussing issues which raise substantial doubt about the Company's ability to continue as a going concern. The Company believes that the funds available at June 30, 1998 combined with the revenues and earnings to be generated during fiscal year 1999, the potential capital to be raised from private placement activities and the exercise of the Common Stock Purchase Warrants, and the ability to reduce anticipated expenditures, if required, will provide for the Company to continue as a going concern through at least June
30, 1999. There can be no assurance, however, that adequate revenues and earnings will be generated during the 1999 fiscal year or that sufficient capital can be raised by the Company. In such event, the Company may cease to be a going concern or may have to reduce its operations or operating procedures.

         During July and August 1998, the Company engaged in a private placement offering pursuant to Regulation D promulgated under the Act. The offering consisted of units at $10,000 each, with each unit consisting of 2,000 shares of Preferred Stock and 50,000 1998-B Warrants. The 1998-B Warrants enable the holder to purchase one share of Common Stock for $.15 on or before January 1, 1999, and for $.40 through September 1, 2003. The offering commenced on or about July 31, 1998, and terminated on August 17, 1998. The Company sold 27.8 units, generating gross proceeds of $278,000.


         In September 1998, the Company approved a private placement offering pursuant to Regulation D promulgated under the Act. The offering consists of 200 units at $10,000 each, with each unit consisting of a $10,000 principal amount 12% Senior Note, 15,000 1998-C Common Stock Purchase Warrants and 1,000 shares of Series B Equity Participating Preferred Stock. The offering commenced on September 28, 1998 and will terminate on December 31, 1998 unless extended by the Company. Through October 31, 1998 the Company has sold 15 units, generating gross proceeds of $150,000.


         The Company anticipates that for the year ended June 30, 1999, there will be a negative cash flow from operations in excess of $1.5 million. The Company anticipates that the shortfall in cash flow will be supported by additional infusions from private placement activity, the exercise of some of the Warrants and Management Options, the inventory financing arrangement with IBM, and, if needed, the ability to reduce planned expenditures.

Commitment

         The Company leases 7,000 square feet in Wayne, Pennsylvania for a monthly rental of $5,000 plus utilities and operating expenses. The lease expires on October 15, 1999.


         During May 1998, the Company, on behalf of the MBE Joint Venture, entered into a commitment to acquire 1,500 control systems for $779,865. Of such control systems, 600 were ordered in connection with the MBE ICW Project. These amounts are expected to be paid from profits on the sale of the associated MBE Business Express(TM) sales and from sales directly to MBE. See "Business-Legal Proceedings." If these sales fail to materialize, the Company would use available cash plus funds from private placement activities and/or the exercise of the Warrants and Management Options, to pay for the control system equipment.

                                    BUSINESS

         USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was founded in January 1992. The Company is an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers and computer printers.

         The Company generates its revenues from the sale of equipment utilizing its control systems, as well as from retaining a portion of the revenues generated from all credit card transactions conducted through its control systems, and from monthly administrative fees paid by various locations utilizing its control systems. The Company also anticipates generating revenues from electronic commerce and advertising through the expansion of its technology to allow advertisers and merchants to conduct business transactions for goods and services.

         The Company has entered into agreements which establish itself as a preferred supplier of business center products to two of the top hospitality companies in the world: Choice Hotels International (Clarion, Quality, Comfort, Sleep Inns), and Promus Hotel Corporation (Embassy Suites, Hampton, Doubletree). The agreement with Choice Hotels International was entered into in April 1997 and has been renewed through April 1999 and the agreement with Promus Hotels, Inc. was entered into in May 1997. The agreement with Choice is for one year and is automatically renewed from year to year unless terminated upon at least 30 days notice prior to the end of any one year period. The agreement with Promus is for a term of three years and may be terminated by either party for any reason upon at least 90 days written notice. The agreements provide that Choice or Promus, as the case may be, would promote the products of the Company to its owned, franchised and licensed properties at the prices set forth in the agreements. The agreements do not obligate Choice, Promus, or any other party to purchase any of the Company's products. Through June 30, 1998, Business Express(TM) have been installed in 18 Choice Hotels and in 19 Doubletree or Embassy Suites. In addition, the Company's Business Express(TM) has been approved and recommended as a solution by Marriott for its hotels to satisfy an identified Business Service Center need. The recommendation was set forth in an interoffice memo from Marriott corporate to its hotels and was distributed during September 1997. Through June 30, 1998, Business Express(TM) Units have been installed in 16 Marriott properties.

         On September 24, 1997, the Company entered into a Joint Venture Agreement with Mail Boxes Etc. USA, Inc. ("MBE"), the leading franchisor of postal, business, and communications retail service centers, with approximately 3,000 locations in North America (the "MBE Joint Venture"). The MBE Joint Venture shall exclusively sell and market unattended, credit card activated business centers under the name MBE Express(TM) to the hospitality industry, travel industry, convention centers, colleges, universities, supermarkets, banks, military, convenience stores, and mass merchandisers located in the United States. The gross profits from any sales of the MBE Express(TM) are to be shared by the Company and MBE. The agreement provides that any gross profits earned by the MBE Joint Venture from sales on a national level (where the buying decision is made at the customer's headquarters rather than at the local or store level) shall be split equally between the Company and MBE. Any gross profits earned from sales of the MBE Express(TM) to MBE franchisees in connection with placement handoffs provided by either USA or MBE would be split equally. For any sales made at the local or store level, the gross profit would be split so that the partner responsible for contractually obligating the customer for that particular sale would receive 75% and the other partner 25%. In addition, other revenues resulting from activities relating to the MBE Express(TM), such as electronic commerce, licensing, marketing and advertising, are to be split equally between MBE and the Company. See "Business-Legal Proceedings."

         During the term of the MBE Joint Venture, MBE has agreed not to sell, use, endorse, approve, or purchase any unattended, credit card activated technology or terminals other than those offered by the Company for use in connection with the equipment included in the MBE Express(TM). The Company and MBE will agree from time to time on an advertising and marketing budget which would cover anticipated expenses for trade shows, trade advertising, direct mail, telemarketing, national account coverage, merchandising, market research, and lead generation. All such expenses would be split equally between the Company and MBE.

         The Company is to act as the merchant for all MBE Express(TM) business centers and will receive a monthly service fee of $20.00 for each terminal. The initial term of the MBE Joint Venture is five years. If certain sales goals are not met by the MBE Joint Venture, the Company may terminate the exclusivity provisions of the agreement after the second year. In this regard, if 2,000 business centers are not sold by September 24, 1999, the exclusivity provisions may be terminated. The MBE Joint Venture may also be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided, that the terminating partner has allowed the other partner at least a sixty day period to cure any alleged breach.

        The MBE Express(TM) bundles together the same components as the Business Express(TM): Public PC(TM), Copy Express (TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Express(TM) would include a dial-through service to a nearby MBE store making available the products and services of the store.

         In September 1997, MBE ordered 195 TransAct(TM) control boxes from the Company to be used by MBE franchisees for their in-store computer workstations (computer and printer) ("ICW Project"). In April 1998, MBE ordered an additional 600 terminals for use in connection with its ICW Project. On August 25, 1998, the Company notified MBE that MBE had breached the MBE Joint Venture Agreement dated September 24, 1997 between the Company and MBE ("MBE Joint Venture Agreement") as well as other agreements between the Company and MBE. The Company indicated that any arrangements between MBE and the other vendor in connection with the ICW Project violated the MBE Joint Venture Agreement which obligates MBE to solely use the Company's terminals. The Company also indicated that the computer product and related terminals provided to MBE for use in connection with its ICW Project are commercially viable. Finally, the Company indicated that the 195 terminals should not be transferred to the MBE Joint Venture and should be retained by MBE, and the 600 terminals ordered by MBE in April 1998 would be delivered to MBE and should be paid for by MBE as agreed. See "Business-Legal Proceedings." During fiscal year 1998, all 195 control boxes have been shipped and subsequent thereto to MBE paid for all these control systems. See "Business-Legal Proceedings."

         On February 17, 1998, Prime Hospitality Corp. ("Prime") entered into an agreement with the MBE Joint Venture pursuant to which Prime would purchase 100 MBE Business Express(TM) units for installation at Prime's owned and managed hotels. The agreement provided that Prime would purchase the first six units on a trial basis. If the 90-day trial period was successful, then Prime would order the remaining 94 units. The agreement provides for a purchase price of approximatley $2.0 million for all 100 units.

         On June 19, 1998, the Company received notification from Prime that the trial period was successful, and Prime would adopt the MBE Business Express(TM) as a brand standard at all of its AmeriSuites properties. Pursuant to the agreement, Prime is obligated to purchase a minimum of 94 additional MBE Business Express(TM) units over the next 12 months.

         On March 31, 1998, the MBE Joint Venture signed agreements with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the MBE Joint Venture's business, including project management services, asset procurement and inventory financing, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. IBM would also assist the MBE Joint Venture with marketing and technology exchange. Most of the 94 units will be installed by the end of calendar year 1998.

          The Company has entered into corporate agreements which establish itself as a preferred supplier of business center products to two of the top hospitality companies in the world: Choice Hotels International (Clarion, Quality, Comfort, Sleep Inns), and Promus Hotel Corporation (Embassy Suites, Hampton, Doubletree). In addition, the Company's Business Express(TM) has been approved and recommended as a solution by Marriott for its hotels.




          The Company has been certified by PNC Merchant Services (a subsidiary of First Data Corporation), a leading credit card processor in the United States. PNC Merchant Services has extended to the Company a fixed rate percentage processing charge in connection with the credit card transactions conducted through the Company's control systems. This charge is payable by the Company (not the locations) out of its share of the gross proceeds.

The Control Systems

         The Company has developed unattended, credit card activated control systems that are being utilized in connection with photocopying machines, debit card purchase/revalue stations, personal computers, facsimile machines and computer printers.

         In order to activate the equipment attached to the Company's control systems, the consumer must swipe a valid credit card through the control system. The control system then transmits this request to the credit card processor. The credit card processor verifies that the credit card is valid and authorizes the transaction. The control system then activates the equipment for use by the consumer. Each control system acts as an off-line terminal that has the ability to communicate with the Company. When the consumer has finished using the equipment, the control system transmits a record of the transaction to the Company's computer center and prints a record of the transaction for the consumer. On a daily basis, the Company transmits the transaction information collected from all of its installed control devices to the credit card processor. The credit card processor electronically transfers the proceeds derived from these transactions, less the credit card processor's charge, to the Company. The Company then forwards a check to the location of the equipment representing the location's share of the proceeds along with a report reflecting the usage of each piece of equipment attached to the control systems.

           As of June 30, 1998, the Company had 465 Business Express(TM) control systems, 45 Copy Express(TM) control systems, 33 Debit Express(TM) control systems, 11 Fax/Printer Express(TM) control systems, and 62 Public PC(TM) control systems located at various hotels and libraries throughout the United States and Canada. Through June 30, 1998, the total gross revenues received by the Company from these systems has not been sufficient to cover operating expenses.

         For the years ended June 30, 1998 and 1997, the Company has spent approximately $199,000 and $344,000, respectively, for the development of its technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to the Company's employees and included in Compensation in the consolidated financial statements.

Industry Trends

         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, the Company believes the future of purchasing retail products and services is in credit cards rather than cash. For example, according to the New York Times on November 20, 1994, in 1970 the average balance on credit cards in the United States was $649; by 1986 it was $1,472, and in 1994 it was $2,800. According to Time Magazine, May 9, 1994, from 1986 to 1994, the number of credit card transactions in the United States increased 200% compared to an increase of 17% for cash and check transactions. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended, Automated Teller Machines ("ATM's") in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. In addition, consumers are becoming more accustomed to using credit cards as a method of payment in an ever increasing array of retail and service settings. Almost every department store, restaurant and supermarket accepts credit card payments. Consumers are increasingly using mail order, telephone and the Internet to order goods and services and are using credit cards to pay for these goods and services. In response to this increasing consumer demand for convenience and this increasing consumer acceptance of credit cards as a method of payment, the Company has focused its efforts towards developing and marketing its unattended, credit card activated control systems.

The Business Express(TM)

         The Company believes that the hotel/motel hospitality industry continues to expand, but has become more competitive as the industry increases its efforts to attract the business traveler. The Company also believes that business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, the Company believes that the hospitality industry has become very responsive to the needs of the business traveler. The Business Express(TM) enables a hotel or conference center to offer an unattended business center to its guests. The Business Express(TM) is credit card activated, therefore eliminating the need for an attendant to provide change, process credit cards, or calculate the charges for the use of the equipment.

         The Business Express(TM) utilizes the Company's existing control systems for use in connection with computers, photocopying machines, computer printers, and facsimile equipment, and combines them into a branded product. A typical Business Express(TM) unit could include a personal computer and laser printer, a photocopying machine and a facsimile machine, the corresponding control systems, as well as work station furniture. However, a location can custom order its unit to include any combination of equipment and corresponding control system. Furthermore, the location could add additional equipment in the future.

         The Company assists the location in the design of the unit, including selecting a layout and furniture for the equipment. To date, the Company has sold business equipment to the locations, has supplied Company owned equipment to certain locations and has supplied control systems to location for use with location owned equipment. In all such cases, the Company licenses the control systems to the locations and receives a fixed percentage (approximately 5.0%) of the proceeds generated from any transactions. Through June 30, 1998, 132 Business Express(TM) units have been installed resulting in over $1,280,000 in equipment sales. In connection with sales of business equipment, the Company receives revenues of $8,000-$20,000 per unit and receives a monthly administrative fee of $20-$25 per month.

The MBE Business Express(TM)

         On September 24, 1997, the Company entered into the MBE Joint Venture Agreement with Mail Boxes Etc. USA, Inc. ("MBE"), the leading franchisor of postal, business, and communications retail service centers with approximately 3,000 locations in North America (the "MBE Joint Venture"). During the term of the MBE Joint Venture, and subject to the right of the Company to sell a private label product, the MBE Joint Venture shall exclusively sell and market unattended, credit card activated business centers under the name MBE Express(TM) to the hospitality industry, travel industry, convention centers, colleges, universities, supermarkets, banks, military, convenience stores, and mass merchandisers located in the United States. Through June 30, 1998, the MBE Joint Venture has sold and installed 52 MBE Business Express(TM) business centers. The Company and MBE are currently involved in a litigation involving, among other matters, the MBE Joint Venture. See "Business-Legal Proceedings."


         MBE has agreed not to sell, use, endorse, approve, or purchase any unattended, credit card activated technology or terminals other than those offered by the Company for use in connection with the equipment included in the MBE Express(TM). If a customer would not desire to purchase the MBE Express(TM), the Company is permitted to sell to such customer a private label product under any name other than MBE Express(TM). The initial term of the MBE Joint Venture is five years. If certain sales goals are not met by the joint venture, the Company may terminate the exclusivity provisions of the agreement after the second year. In this regard, if 2,000 business centers are not sold by September 24, 1999, the exclusivity provision may be terminated. The MBE Joint Venture may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty day period to cure any alleged breach.

         On February 17, 1998, Prime entered into an agreement with the MBE Joint Venture pursuant to which Prime would purchase 100 MBE Business Express(TM) units for installation at Prime's owned and managed hotels. The agreement provided that Prime would purchase the first six units on a trial basis. If the 90-day trial period is successful, then Prime would order the remaining 94 units. The agreement provides for a purchase price of approximatley $2.0 million for all 100 units.

         On June 19, 1998, the MBE Joint Venture received notification from Prime that the trial period was successful, and Prime would adopt the MBE Business Express(TM) as a brand standard at all of its AmeriSuites properties. Pursuant to the agreement, Prime is obligated to purchase a minimum of 94 additional MBE Business Express(TM) units over the next 12 months. Most of the 94 units will be installed by the end of calendar year 1998.

         On March 31, 1998, the MBE Joint Venture signed agreements with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the MBE MBE Joint Venture's business, including project management services, asset procurement and inventory financing, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. IBM would also assist the MBE Joint Venture with 40 business centers.

         The MBE Express(TM) bundles together the same components as the Business Express(TM): Public PC(TM), Copy Express (TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE Express(TM) would include a dial-through service to a nearby MBE store making available the products and services of the store.

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most circumstances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change, coin collecting, coin counting and coin reloading. By utilizing the Copy Express(TM) control system, the location's attendant no longer is required to interact with the customers for these purposes.

         The Copy Express(TM) control system provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

         To date, the Company has licensed the control systems to university and public libraries to be attached to their photocopying machines. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance of the proceeds. As of June 30, 1998, there were 45 Copy Express(TM) control systems and 11 Fax Express(TM) control systems installed in various locations. Since almost all of these units were placements rather than sales, nominal equipment sales were realized through June 30, 1998.



The Debit Express(TM)

         Many "closed" environments such as universities utilize a private card system to store cash value known as a debit or "stored value" card. Pursuant thereto, customers transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card.

         The Company's Debit Express(TM) enables customers to purchase or revalue their debit cards with a credit card and eliminates the need for cash or for an attendant to handle cash, provide change or process credit card transactions. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a credit card to purchase or place additional value on a debit card.

The Public PC(TM)

         The Company's Public PC(TM) (formerly known as the Credit Card Computer Express(TM)) is an automated, credit card activated control system which can be used in connection with general use of a personal computer, as well as for the use of on-line services, including the Internet, and for the use of a laser printer. The Company believes that the growing dependence on personal computers and related services that are accessed through personal computers, such as the Internet and e-mail, has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. The Company's control system enables locations such as public libraries, hotels and convention centers, airports and retail locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. The Public PC(TM) is designed so that an attendant is not required to process credit card transactions, provide change, or calculate charges for the use of the equipment.

         The Company licenses its control system to locations to be attached to their personal computers. Alternatively, the Company may supply the location with a computer system owned by the Company and license the control system to the location for use with the Company's equipment. The Company receives a fixed percentage of the proceeds generated from any transactions and the location receives the balance thereof.

         During fiscal 1997, the Company commenced selling personal computers and laser printers to the locations in addition to only licensing the control system. See "Business - Marketing." In connection with any such sales, the Company would realize revenues from the sale of the equipment and also receive a percentage of the proceeds generated from any credit card transactions. In addition, in some cases, the Company receives a negotiated monthly administrative fee.

         As of June 30, 1998, there were 62 stand alone Public PC(TM) control systems (not including PC's which are part of Business Express(TM)) installed at various public libraries, hotels and retail locations. These units resulted in over $200,000 in equipment sales through June 30, 1998.

Marketing

         The Company is currently marketing its products through its full-time sales staff consisting of three persons, either directly to locations or through facility management companies servicing the locations. The Company believes the agreements on the Minolta, MBE, Choice Hotels International and Promus Hotel Corporation are an important component of the Company's effort to market the Business Express(TM) to the hospitality industry because they provide instant brand name recognition.

         As of October 31, 1998, the MBE Joint Venture has a $1.3 million backlog of signed orders for the MBE Business Express(TM). Approximately three quarters of these orders are from Amerisuites locations arising from execution of the $2.0 million contract between the MBE Joint Venture and Prime Hospitality. See "Business -- Litigation."

Procurement

         The Company's control system devices consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. The devices are currently manufactured to the Company's design specification by an independent contractor, LMC - Autotech Technologies, LP. In May 1998, the Company on behalf of the MBE Joint Venture contracted for the purchase of 1,500 control devices, for a total purchase price of $779,865. Of the 1500 units, 900 are for the Joint Venture and 600 for MBE's ICW Project, by mutual agreement of USA and MBE. The Company and the MBE Joint Venture anticipate obtaining its complete computer systems (other than the Public PC(TM) control system) from IBM.

Competition


         There are companies presently offering automated, credit card activated control devices in connection with facsimile machines, personal computers, Internet and e-mail access, and debit card purchase/revalue stations which are in direct competition with the Company's products including Business Express(TM) and Public PC(TM). In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, or vending machines, are capable of utilizing their control systems in direct competition with the Company. Many of these businesses are well established, have substantially greater resources than the Company and have established reputations for success in the development, sale and service of high quality products. Such competition may result in lower percentages of gross revenues being retained by the Company in connection with its licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of its customer base. To the extent the Company's competitors are able to offer more attractive technology, the Company's ability to compete could be materially and adversely affected. The Company is also aware of several businesses which make available use of the Internet and use of personal computers to hotel guests in their hotel rooms on an "as-needed" basis. Although these services are not credit card activated, such services would compete with the Company's Business Express(TM), and the location may not order the Business Express(TM), or if ordered by the hotel, the hotel guest may not use it. See "Risk Factors - Competition."


Patents, Trademarks and Proprietary Information

         The Company has applied for federal registration of its trademarks Business Express(TM), TransAct(TM), Copy Express(TM), C3X(TM), and Printer Express(TM), and Debit Express(TM). There can be no assurance, however, that any of such applications will be granted or that the Company will continue to maintain or prosecute all of such applications.

         Much of the technology developed or to be developed by the Company is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, the Company has entered into confidentiality agreements with its key employees. There can be no assurance that the Company will be successful in maintaining such trade secret protection or that others will not capitalize on certain of the Company's technology.


         As of June 30, 1998 the Company has applied for eight United States patents related to its cashless vending technology, and has applied for certain corresponding foreign letters patent in connection therewith. In April 1997, the United States Patent Office granted the Company's patent number 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operated System and Method for Controlling and Monitoring Access of Computer and Copy Equipment." In June 1997, the United States Patent Office granted the Company's patent number 5,637,845 entitled "Credit and Bank Issued Debit Card Operated System and Method For Controlling a Prepaid Card Encoding/Dispensing Machine." As of the date hereof, the remaining six applications are pending and have not been granted. There can be no assurance that the Company will continue to maintain and prosecute the remaining pending applications. See "Risk Factors - Dependence on Proprietary Technology; Patent Issues" and "Business - Legal Proceedings."


Year 2000 Compliance

         The Company has recently commenced a study of its business in order to determine whether its computer systems are in compliance with Year 2000 issues. In this regard, many existing computer programs use only two digits to identify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000.

         In connection with our study, we are concentrating on five areas of our business:

         (1) control system terminals;

         (2) office computers;

         (3) credit card processing systems and related accounting systems;

         (4) back-up, off-site recovery system and

         (5) non information technology systems.

         The study should be completed on or before December 31, 1998. Based on the study to date, we estimate that we would incur costs of up to $25,000 in order to be Year 2000 compliant. In reference to item two (2) above, we have already found all but two office computers to be compliant. These two computers will be replaced in fiscal year 1999.

         The Company is in the process of obtaining written assurances of compliance from all material third parties whose products may affect the Company's operations.

         The worst case scenario for the Company would be if the control systems in the field were all found to contain a Year 2000 problem causing inaccurate data transmissions to the Company's main processing software. Preliminary analysis indicates the probability of this scenario actually happening is very low. The technology in the control units does not have to deal with any digits representing the year. If, however, it did happen, the Company anticipates utilizing the services of IBM Global Services to replace all defective units. The Company anticipates the cost of such services to be approximately $150,000.

Employees

         As of June 30, 1998, the Company has twenty-one full-time employees.

Properties

         The Company leases its principal executive offices, consisting of approximately 7,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $5,000 plus utilities and operating expenses. The lease expires on October 15, 1999.

Legal Proceedings

         In June 1994, a former employee and Director of the Company filed a complaint against the Company in the Court of Common Pleas of Montgomery
County, Pennsylvania. The complaint alleges that the Company engaged in age discrimination in violation of the Pennsylvania Human Relations Act in connection with his termination of employment. The trial of this matter was held in July 1998, and on August 28, 1998 the Court entered an Order in favor of the Company and against the former employee. The Court's decision states that the former employee failed to prove any age discrimination. On September 14, 1998, the former employee appealed the Court's decision as well as other prior orders rendered in the matter to the Superior Court of Pennsylvania.

         On June 11, 1998, the Company filed a complaint in the District Court of the Eastern District of Pennsylvania against Alphanet Hospitality Systems, Inc. ("Alphanet Hospitality") and Alphanet Telecom, Inc. ("Alphanet Telecom") (collectively "Alphanet"). The complaint alleges that the Defendants engaged in patent infringement, breach of contract, misappropriation of trade secrets, unfair competition and tortious interference with prospective business relations. The Company and Alphanet Hospitality considered entering into a business relationship. In order to protect the Company's confidential information and trade secrets, Alphanet Hospitality signed a Non-Disclosure and Non-Use Agreement as part of the negotiation process. Alphanet terminated the negotiations and the relationship with the Company. Shortly thereafter, Alphanet began marketing an unattended business center similar to the Company's Business Express(TM). The Company believes that Alphanet wrongfully used the confidential information and trade secrets it became privy to during the negotiations, to develop its product. The Company is seeking damages and injunctive relief. On September 14, 1998, Alphanet filed an answer to the Complaint denying any liability to the Company. Alphanet also filed a counterclaim against the Company seeking a declaratory judgement that the Company's patents are invalid or, in the alternative, there is no patent infringement. The counterclaim also seeks damages against the Company for unfair competition and product disparagement.

         On September 3, 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, San Diego County. The complaint alleges that the 195 terminals purchased by MBE were defective, and seeks a refund of the purchase price in the amount of $141,260 as well as lost profits claimed to be several hundred thousand dollars. In addition, the complaint seeks a declaratory judgment that MBE is not obligated to purchase the 600 terminals ordered in April 1998. The complaint states that it does not relate to the MBE Joint Venture but solely to MBE's ICW Project, and MBE is ready, willing and able to proceed in accordance with the MBE Joint Venture Agreement. In October 1998, the Company had the case removed to the United States District Court for the Southern District of California. The Company also filed a motion to have the case stayed and/or dismissed pending the arbitration proceedings described below. The Company's motion is currently pending before the court. The Company believes the claim to be without merit and that it will prevail in this action. Accordingly, there has been no provision recorded for this action in the accompanying consolidated financial statements.

         On September 28, 1998, the Company commenced arbitration proceedings against MBE as provided for in the MBE Joint Venture Agreement. The Company alleges that MBE breached the MBE Joint Venture Agreement, by among other things, negotiating with and utilizing a competitor of the Company in connection with MBE's ICW Project. The Company believes that such action violated the exclusivity provisions of the MBE Joint Venture Agreement which required MBE to use USA for the ICW Project. The Company also alleges that MBE wrongfully used and disclosed to the competitor certain proprietary information of the Company. The Company seeks a declaration that MBE is required to use the Company in connection with MBE's ICW Project, that MBE accept delivery and pay the purchase price of $428,000 for the 600 terminals ordered by MBE in April 1998, and that MBE pay to the Company monetary damages believed by the Company to be in excess of $5,000,000 for MBE's breach. The complaint states that the Company has always fully performed and intends to continue to fully perform its duties and obligations under the MBE Joint Venture Agreement. MBE has filed an answer to the Company's complaint denying the allegations in the complaint. As of the date hereof, no date has been set for the arbitration proceedings.

         On August 25, 1998, the Company notified MBE that MBE was in breach of the Joint Venture Agreement, and on October 2, 1998, MBE notified the Company that the Company was in breach of the Joint Venture Agreement. The Joint Venture Agreement provides that it may be terminated by the non-breaching party if any breach is not cured within sixty days. The Company has not terminated the Joint Venture Agreement as of the date hereof as permitted thereunder.

                                   MANAGEMENT

Directors and Executive Officers

         The Directors and executive officers of the Company, together with their ages and business backgrounds are as follows.

         Name                      Age          Position(s) Held
         ----                      ---          ----------------



George R. Jensen, Jr.              50           President, Chief Executive
                                                Officer, Chairman of the
                                                Board of Directors
Stephen P. Herbert                 35           Executive Vice President - Chief
                                                Operating Officer, Director
Haven Brock Kolls, Jr.             33           Senior Vice President - Research
                                                and Development
Leland P. Maxwell                  51           Senior Vice President,
                                                Chief Financial Officer,
                                                Treasurer
Peter G. Kapourelos                78           Director
William W. Sellers                 76           Director
Henry B. duPont Smith              37           Director
William L. Van Alen, Jr.           64           Director





         Each Director holds office until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been the President, Chief Executive Officer, and Director of the Company since January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $33 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, " A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director of the Company in April 1996, and joined the Company on a full-time basis on May 6, 1996. Prior to joining the Company and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo., Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined the Company on a full-time basis in May 1994 and was elected an executive officer in August 1994. In August 1997, Mr. Kolls became a patent agent registered to practice before the United States Patent and Trademark Office. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Leland P. Maxwell joined the Company on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining the Company, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Peter G. Kapourelos joined the Board of Directors of the Company in May 1993. Mr. Kapourelos has been a branch manager of Advantage Capital Corporation, a subsidiary of Primerica Corporation, since 1972. He has been a member of the Millionaire Production Club since 1972. Mr. Kapourelos is currently the Vice President for American Capital High Yield Bond Fund and of the American Capital Equity Income Fund, which are publicly traded mutual funds.

         William W. Sellers joined the Board of Directors of the Company in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of the Company in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of the Company in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1996, June 30, 1997 and June 30, 1998 to the individual acting in the capacity of Chief Executive Officer of the Company. No individual who was serving as an executive officer of the Company at the end of the fiscal years ended June 30, 1996, June 30, 1997 or June 30, 1998 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                                    Fiscal
Name and Principal Position          Year       Annual Compensation
---------------------------         ------      -------------------------
                                                Salary              Bonus
                                                ------              -----

George R. Jensen, Jr.,              1998       $100,000             $0
Chief Executive Officer,            1997       $100,000             $0
President                           1996       $ 90,000             $0


Executive Employment Agreements

         During November 1997, the Company has entered into an employment agreement with Mr. Jensen which expires June 30, 2000. The Agreement is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $100,000 per year. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

         As part of the agreement, Mr. Jensen canceled an aggregate of 4,365,000 shares of Common Stock of the Company which had been beneficially owned by him and which had been held in escrow pursuant to the Escrow Agreement dated December 29, 1993 by and between the Company, Mr. Jensen and certain other parties ("Escrow Agreement"). In January 1994, and at the request of the Pennsylvania Securities Commission, Mr. Jensen placed all of the shares of Common Stock beneficially owned by him into escrow as a condition of the Company's initial public offering being declared effective in Pennsylvania. The shares of Common Stock canceled by Mr. Jensen had been subject to cancellation if certain performance goals were not met by the Company on or before June 30, 1998.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of Common Stock as shall when issued to him equal five percent of all the then issued and outstanding shares of Common Stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of Common Stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company.

         The Rights are irrevocable and fully vested and will not be affected by the termination of Mr. Jensens's employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

         The Company has entered into a one-year employment agreement with Mr. Herbert which expires on April 30, 1999. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $90,000 per year, provided, that Mr. Herbert's base salary shall never be less than ninety percent of that of the Chief Executive Officer of the Company. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

          Mr. Kolls has entered into a one-year employment agreement with the Company which expires on April 30, 1999, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $90,000 per year. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.



         Mr. Maxwell has entered into a one-year employment agreement with the Company which expires on February 28, 1999, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or the Company. The agreement provides for an annual base salary of $90,000 per year, provided, that Mr. Maxwell's base salary shall never be less than eighty-five percent of that of the Chief Executive Officer of the Company. Mr. Maxwell is also entitled to receive such bonus or bonuses as by the Board of Directors may award to him. The Agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.




Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors.

         The Company paid to William W. Sellers the amount of $76,600 for consulting services rendered by Mr. Sellers to the Company during the fiscal year ended June 30, 1996. Mr. Sellers' consulting services consisted of advising and assisting the Company with a variety of business matters including but not limited to, general operations of the business, expansion of its product line, and identification of new business directions.

         The Company paid to Peter G. Kapourelos the amount of $22,000 for consulting services rendered by Mr. Kapourelos to the Company during the fiscal year ended June 30, 1996. Mr. Kapourelos' services consisted of assisting the Company in connection with investor and public relations.

         In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000, to the following Directors of the Company:
Peter G. Kapourelos - 100,000 options; William W. Sellers - 100,000 options; and William L. Van Alen, Jr. - 100,000 options.

         In April 1998, the Company reduced from $.25 to $.15 the exercise price of the following options to purchase Common Stock issued to the following Directors of the Company: Peter G. Kapourelos - 170,000 options; William W. Sellers - 155,000 options; William L. Van Alen, Jr. - 125,000 options; and Henry
B. duPont Smith - 100,000 options.

         In April 1998, all of the Common Stock underlying the above options was registered by the Company under the Act, for resale by the holder thereof. Such registration was at the Company's cost and expense.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 stock option repriced, the exercise price of all these options were below the fair market value on the date of the repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.

Executive Stock Options

         In March 1996, the Company issued to Mr. Kolls options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which will vest if he is employed by the Company on April 30, 1997. In November 1996, the exercise price of the options was reduced to $.45. The options must be exercised within five years of vesting.

         In April 1996, the Company issued to Mr. Herbert options to acquire up to 400,000 shares of Common Stock at an exercise price of $.65 per share. In November 1996, the exercise price of the options was reduced to $.45. Subject to Mr. Herbert's continued employment with the Company, the options will become vested over a three year period, 200,000 during the first year, and 100,000 during each year thereafter, in quarterly intervals. The options must be exercised within five years of vesting.

         In May 1996, the Company issued to Mr. Sterling, a former officer and Director of the Company, options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which vested on June 30, 1997. In November 1996, the exercise price of the options was reduced to $.45. The options must be exercised within five years of vesting.

         In May 1996, the Company issued to Mr. Sullivan, a former officer of the Company, options to acquire up to 50,000 shares of Common Stock at an exercise price of $.65 per share, all of which were to vest if he was employed by the Company on June 30, 1997. In December 1996, at the time of Mr. Sullivan's separation of employment with the Company, the Company agreed that 21,000 of these options became vested at such time and the remainder would be canceled. See "Management - Officer Terminations." The options must be exercised within five years of vesting.

         In February 1997, the Company issued to Mr. Maxwell options to acquire up to 200,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Maxwell's continued employment with the Company, the options will become vested over a two year period at the rate of 25,000 options per quarter. The options must be exercised within five years of vesting.

         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Kolls' continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter. The options must be exercised within five years of vesting.

         In June 1997, the Company issued to Mr. Sterling, a former officer and Director of the Company, options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Sterling's continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter. The options must be exercised within five years of vesting.

         In June 1997, the Company issued to Mr. Herbert options to acquire up to 100,000 shares of Common Stock at an exercise price of $.45 per share. Subject to Mr. Herbert's continued employment with the Company, the options will become vested over a one year period at the rate of 25,000 options per quarter. The options must be exercised within five years of vesting.

         Keith L. Sterling resigned as the Executive Vice President-Systems Chief Information Officer, Secretary and Director of the Company effective April 3, 1998 for personal reasons. The Company agreed to permanently reduce the exercise price of Mr. Sterling's options to purchase 450,000 shares of Common Stock to $.10 per share from $.25 per share and $.45 per share, and accelerated the vesting of 25,000 options to April 1998. Mr. Sterling agreed to act as a consultant through June 30, 1998.

         In April 1998, the Company issued to each of Messrs. Herbert, Kolls and Maxwell options to purchase up to 50,000 shares of Common Stock at $.45 per share. The options become vested over a one-year period at the rate of 12,500 per quarter. The options must be exercised within five years of vesting.

         In April 1998, the Company permanently reduced the exercise price to $.15 of the following options to purchase Common Stock: Haven Brock Kolls, Jr. - 100,000 options from $.25 to $.15; Stephen P. Herbert - 100,000 options from $.45 to $.15; and Leland P. Maxwell - 100,000 options from $.45 to $.15.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by the Company in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the Common Stock issuable upon the exercise of the options. In connection with the April 1998 stock options repriced, the exercise prices of all those options were below the fair market value on the date of the repricing, therefore, the Company recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan and do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in
Section 423 thereunder.


                             PRINCIPAL SHAREHOLDERS

Common Stock


         The following table sets forth, as of June 30, 1998, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                           Number of Shares
         Name and Address                  of Common Stock         Percent
         of Beneficial Owner               Beneficially Owned(1)   of Class(2)
         -------------------               ---------------------   -----------
George R. Jensen, Jr.                      3,228,000 shares(3)      5.8%
3 Sugarknoll Rd.
Devon, Pennsylvania 19333

Stephen P. Herbert                         438,000 shares(4)        *
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                     381,000 shares(5)        *
150 Westridge Gardens
Phoenixville, Pennsylvania 19460


Leland P. Maxwell                          163,000 shares(6)        *
129 Windham Drive
Langhorne, Pennsylvania 19047

Peter G. Kapourelos                        313,000 shares(7)        *
1515 Richard Drive
West Chester, Pennsylvania 19380


William W. Sellers                       1,140,750 shares(8)        2.0%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      400,000 shares(9)        *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   225,000 shares(10)       *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028


All Directors and Executive Officers
As a Group (8 persons)                   6,288,750 shares(11)       11.3%


---------
*Less than one percent (1%)



(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, or shares of Common Stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of June 30, 1998, are deemed to be beneficially owned for purposes hereof.

(2) On June 30, 1998 there were 40,163,837 shares of Common Stock and 618,236 shares of Series A Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Series A Preferred Stock have been converted into 6,182,360 shares of Common Stock, that all of the purchase rights and options which have been issued and vested as of June 30, 1998 (or within 60-days of June 30, 1998) have been converted into 4,353,800 shares of Common Stock. Of the 4,353,800 options or purchase rights to acquire Common Stock issued as of June 30, 1998, only 237,500 of such options do not become vested within 60-days thereof, and such options are excluded from this table. For purposes of computing such percentages, it has also been assumed that all of the remaining warrants have been exercised for 2,736,000 shares of Common Stock, and all of the accrued and unpaid dividends on the Series A Preferred Stock as of June 30, 1998 have been converted into 2,442,650 shares of Common Stock. Therefore, for purposes of computing the percentages under this table, there are 55,641,147 shares of Common Stock issued and outstanding.

(3) Includes 3,000,000 shares of Common Stock held by Mr. Jensen with his children as joint tenants. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive five percent (5%) of the issued and outstanding Common Stock upon the occurrence of a USA Transaction (as defined herein) See "Executive Employment Agreements."

(4) Includes 437,500 shares of Common Stock issuable to Mr. Herbert upon the exercise of options. Does not include 112,500 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of June 30, 1998.

(5) Includes 362,500 shares of Common Stock issuable upon exercise of options. Does not include 37,500 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60-days of June 30, 1998.

(6) Includes 162,500 shares of Common Stock issuable to Mr. Maxwell upon the exercise of options. Does not include 87,500 shares of Common Stock issuable pursuant to options not presently exercisable and not exercisable within 60 days of June 30, 1998.

(7) Includes 10,000 shares of Common Stock issuable upon the conversion of 1,000 shares of Preferred Stock beneficially owned by Mr. Kapourelos. Includes 30,000 shares of Common Stock held on the date hereof by Mr. Kapourelos with his spouse as joint tenants with right of survivorship. Includes 170,000 shares of Common Stock issuable upon exercise of options. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(8) Includes 172,458 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 46,518 Shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, and 999,229 shares of Common Stock are owned by Mr. Sellers' wife. Includes 155,000 shares of Common Stock issuable upon exercise of options. Does not include any shares of Common Stock issuable upon conversion of any accrued and unpaid dividends on the Series A Preferred Stock.

(9) Includes 120,000 shares of Common Stock issuable upon conversion of the 12,000 shares of Preferred Stock beneficially owned by Mr. Smith. Includes 100,000 shares of Common Stock issuable upon exercise of options. Includes 80,000 shares of Common Stock issuable upon conversion of the 1996 Warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee. Does not include any shares of Common Stock issuable upon conversion of any accrued and upaid dividends on the Series A Preferred Stock.

(10) Includes 125,000 shares of Common Stock issuable to Mr. Van Alen upon exercise of options.

(11) Includes all shares of Common Stock described in footnotes (2) through (10) above.


Series A Preferred Stock


         The following table sets forth, as of June 30, 1998 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         -----------


Peter G. Kapourelos
1515 Richard Drive
West Chester, Pennsylvania 19380             1,000                       *

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010               12,000(2)                  1.9%

All Directors and
Executive Officers
As a Group (8 persons) (2)                  13,000                     2.1%
--------------
*Less than one percent (1%)

(1) There are 618,236 shares of Preferred Stock issued and outstanding as of June 30, 1998.

(2) Includes 2,000 shares of Preferred Stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

                              CERTAIN TRANSACTIONS


         At June 30, 1998 and 1997, approximately $26,000, and $27,000, respectively, of the Company's accounts payable are due to several shareholders for various legal and technical services performed. For the years ended June 30, 1998 and 1997, the Company incurred approximately $340,000 and $308,000, respectively, for these services.


         In September 1996, the Company issued to Joseph Donahue, a Vice President of the Company, options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In November 1996, the Company issued to Michael Feeney, a Vice President of the Company, options to purchase up to 10,000 shares of Common Stock at $.50 per share.

         In November 1996, the Company reduced the exercise price of the 50,000 options issued to Mr. Kolls in March 1996, the 400,000 options issued to Mr. Herbert in April 1996 and the 50,000 options issued to Mr. Sterling in May 1996 from $.65 to $.45.

         In February 1997, the Company issued to Mr. Maxwell options to purchase up to 200,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Mr. Kolls options to acquire up to 100,000 shares of Common Stock at $.45 per share, to Mr. Sterling options to acquire up to 100,000 shares of Common Stock at $.45 per share, to Mr. Feeney options to acquire up to 5,000 shares of Common Stock at $.45 per share, and to Mr. Herbert option to acquire up to 100,000 shares of Common Stock at $.45 per share. See "Management - Executive Stock Options."

         In November 1997, Mr. Jensen cancelled 4,365,000 shares of Common Stock owned by him and which had been held in escrow. See "Principal Shareholders Escrow and Cancellation Arrangements."

         In December 1997, the Company issued to each of Joseph Donahue and Phillip Harvey, Vice Presidents of the Company, options to acquire up to 50,000 shares of Common Stock at $.45 per share. The options vest of the rate of 12,500 per quarter.

         In December 1997, Adele Hepburn, a Director of Public Relations of the Company, loaned the Company the sum of $50,000 for working capital. The loan is to be repaid on March 31, 1998 and bears interest at the rate of six percent (6%) per annum.

         In March 1998, the Company extended the expiration date of the following options to purchase shares of Common Stock from June 30, 1998 to the close of business on June 30, 2000: Adele Hepburn - 50,000 options; Peter G. Kapourelos - 100,000 options; William W. Sellers - 100,000 options; Keith L. Sterling - 100,000 options; and William L. Van Alen, Jr. - 100,000 options.

         In March 1998, the Company extended the expiration date of all the purchase rights to acquire 157,300 shares of Common Stock at $1.00 per share from June 30, 1998 to the close of business June 30, 2000.

         In April 1998, the Company reduced from $.25 to $.15 the exercise price of the following options to purchase Common Stock issued to the following Directors and/or executive officers of the Company: Peter G. Kapourelos - 170,000 options; William W. Sellers - 155,000 options; William L. Van Alen, Jr.
- 125,000 options; Henry B. duPont Smith - 100,000 options; and Haven Brock Kolls, Jr. - 100,000 options. The reduced exercise price is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation expense was recorded during fiscal year 1998.

         In April 1998, the Company authorized a permanent reduction in the exercise price of 50,000 of the 100,000 options to purchase shares of Common Stock of the Company owned by Michael Lawlor, an officer of the Company, from $.45 per share to $.05 per share. The exercise price of the remaining 50,000 options was permanently reduced from $.45 to $.15 per share. The reduced exercise price is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation expense was recorded during fiscal year 1998.

         In April 1998, the Company authorized a temporary reduction in the exercise price of all of the options to purchase up to 121,000 shares of Common Stock of the Company owned by Edward J. Sullivan, a former officer and employee of the Company, to $.15 per share through October 31, 1998. Thereafter, the exercise price shall revert back to the current exercise prices. The current exercise price is $.25 for 100,000 of the options and $.45 for 21,000 of the options. The reduced exercise price of the 100,000 options is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation expense was recorded during fiscal year 1998.

         In April 1998, the Company authorized a reduction in the exercise price of the 100,000 options to purchase shares of Common Stock of the Company owned by Joseph Donahue, an executive of the Company, from $.45 per share to $.15 per share. The reduced exercise price of the 100,000 options is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation expense was recorded during fiscal year 1998.

         In April 1998, the Company authorized a reduction in the exercise price of the 75,000 options to purchase shares of Common Stock of the Company owned by Phillip Harvey, a former executive of the Company, from $.45 per share to $.20 per share. The reduced exercise price of the 75,000 options is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation was recorded during fiscal year 1998.

         In April 1998, the Company reduced from $.45 to $.15 the exercise price of the following options to purchase shares of Common Stock issued to the following Directors and/or executive officers of the Company: Leland P. Maxwell
- 100,000 options; and Stephen Herbert - 100,000 options. The reduced exercise price of these options is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation expense was recorded during fiscal year 1998.

         In April 1998, the Company authorized the reduction in the exercise price of the options to purchase 200,000 shares of Common Stock of the Company owned by Adele Hepburn, an employee of the Company, from $.25 to $.15. The reduced exercise price of the 200,000 options is less than the fair market value of the Common Stock on the effective date of the repricing, and therefore, a charge to compensation expense was recorded during fiscal year 1998.

         In April 1998, the Company authorized a reduction in the exercise price of 157,300 purchase rights from $1.00 per share to $.25 per share through June 30, 1998. At that time the price reverted back to $1.00 per share. As a result of the reduction in the exercise price, 4,500 purchase rights were exercised.

                              SELLING SHAREHOLDERS


         Each of the Selling Shareholders listed below is, as of the date hereof, the holder of 1998-B Warrants, 1998-A Warrants, 1997 Warrants, 1996-B Warrants, 1996 Warrants, 1995 Warrants or Management Options to acquire the number of shares of Common Stock set forth opposite such Selling Stockholder's name or has exercised the corresponding Warrants or Management Options for the number of shares of Common Stock set forth opposite such Selling Shareholder's name. The Warrants were issued by the Company to the Selling Shareholders pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws.


         The issuance by the Company of the Common Stock to the Selling Shareholders upon exercise of the Warrants is pursuant to a Warrant Agreement in a transaction exempt from the registration requirements of the Act and various state securities laws. The Company has agreed, at its expense, to register the Common Stock for resale by the Selling Shareholders under the Act. The Company expects to incur expenses of approximately $40,000 in connection with the registration. The Common Stock may be sold from time to time by the Selling Shareholders pursuant to this Prospectus. See "Plan of Distribution".


         The following tables set forth information with respect to each Selling Shareholder and the respective amounts of Common Stock that may be offered pursuant to this Prospectus. None of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the Common Stock offered hereby has been sold, none of the Selling Shareholders will beneficially own one percent (1%) or more of the Common Stock.

                            1998-B COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                   After Offering (1)
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------

Barclay, Charles and Nancy              50,000

Bird, Benjamin Lee                      12,500

Bjorkland, Trustee, Alexandra O.        50,000

Bolitsky, Joseph J.                    200,000

Bourassa, Kim                          100,000

Burks, William P.                       25,000

Currin, Clifton B.                      12,500

Delta Western Company                   50,000

Geddis, Margaret R.                     12,500

Hepburn, Adele H.                       25,000                   1,348,900(2)  3.3%

Jones, Robert                           25,000

Klann, Hariette D.                      25,000

Krook, Nancy                           150,000

Moffit, Richard W.                      50,000

Roberts, Noma Ann                       25,000

Rubin, Peter                            25,000

Selders, Thomas A.                      25,000

Seltzer, Helen E.                        2,500

Sullivan, Robert D.                     25,000

Young, Frances                         500,000




                                     ---------
     Total                           1,390,000
                                     ---------
---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele Hepburn would beneficially own an aggregate of 1,348,900 shares of Common Stock together with her husband Austin Hepburn, following the sale of the Common Stock underlying the 1998-B Warrents. Adele Hepburn is the Director of Public Relations of the Company.

                      1998-A COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                   After Offering (1)
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------
Adams, Vanda G.                            50,000
Allen, R. Kendall                         250,000
Andrejak, Frank R.                         25,000
Atkins, Darryl                             50,000
Boynton, Edwin R.                          50,000
Calvarese, Vincent J.                      25,000
Civitella, Peter                           16,650
Civitella, Matthew                         16,650
Civitella, Michael J.                      16,700
Cohen, Neils & Betsy D.                    25,000
Cohen, Marc A.                            150,000
Currin, Trust, Clifton B.                  25,000
De Maris, Sheri-Lynn                       50,000
Di Renzo, Louis & Rose                     50,000
Donahue, Jean                              25,000(2)
Ernst & Company                           250,000
First Downing Capital Corp.               250,000
Fox, Louise L.                             35,000
Generation Capital Association            150,000
Glickstein, Harriet                        50,000
Gray, Harold N.                            50,000
Harrity Jr., William F.                   100,000
Hauptfuhrer, Barbara                       75,000
Heald Family Trust                         25,000
Harvey, Andrea B.                          25,000
Hepburn, Adele H.                          50,000               1,323,900(3)  2.3%
Hepburn, Austin B.                         25,000               1,323,900(3)  2.3%
Kent, Maude Wood                           50,000
Kilmark, George                            50,000
Leroux, Shelley                            50,000
Ludington, Nicholas S.                     50,000
Merriman, James F.                         25,000
Moffitt, Richard W.                        50,000
Pollack, Robert L.                         50,000
Potts, Robert H.                           50,000
Powell, J. Steve                           10,000
Proctor III, Charles W.                     5,000
Ransome III, Ernest L.                     50,000
Rettew III, John B.                        50,000
Roberts, Noma Ann                          25,000
Rosenthal, G.B.                           800,000
Rubins, Joel                               25,000
Rugart, Karl F.                            25,000
Sedlacek, Thomas V.                        25,000
Selders, Thomas & Kristii                  25,000
Sellers, William W.(4)                     50,000               1,160,750(4)  2.1%
Schonwald, Richard S.                      50,000
Smith, Jill                                25,000
Stull, Clark D                             25,000
S. W. Ryan & Co.                          100,000
Van Alen, Judith F.                       100,000(5)
Wagner, Robert E.                          25,000
Wyman Jr., Samuel D.                       50,000
                                        ---------
     Total                              3,750,000
                                        ---------
---------------


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Jean Donahue is the wife of Joseph Donahue, a Vice President of the Company.

(3) Adele and Austin Hepburn are husband and wife and together would beneficially own an aggregate of 1,323,900 shares of Common Stock following the sale of their Common Stock underlying their 1998-A Warrants. Adele Hepburn is the Director of Public Relations of the Company.

(4) William W. Sellers is a Director of the Company.

(5) Judith F. Van Alen is the wife of William L. Van Alen, a Director of the Company. Following the sale of the Common Stock underlying the 1998-A Warrants, she would beneficially own an aggregate of 265,000 shares of Common Stock.

                    1997 COMMON STOCK PURCHASE WARRANTS
                    -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------

Mr. Charles A. Mayer                                                    8,000
Ms. Harriette Klann                                                    40,000
Mr. and Mrs. Richard W. Moffitt                                        20,000
Mr. Edwin R. Boynton                                                   40,000
Ernst & Company FBO Fred Karagosian                                    40,000
Mr. & Mrs. Daniel P. Mannix V                                         160,000
Daniel P. Mannix, as Custodian for Alexandra G. Mannix                 40,000
Ms. Janet J. Hewes                                                     40,000
Delaware Charter Gty. & Trust Co. for Paul M. Russell                  40,000
Ernst & Company FBO Fred Karagosian                                    20,000
John DiSante                                                           20,000
Vot Investments                                                        20,000
Ernst & Company FBO Arthur Rogovin                                     20,000
Robert H. Potts                                                        40,000
Noma Ann Roberts                                                       40,000
Clifton B. Currin, Trustee                                             16,000
Louis E. Direnzo                                                       40,000
Austin B. Hepburn                                                      20,000                       1,293,900(2)       2.6%
Elinor M. Steinhilber                                                  20,000
Wilbur E. Hudson                                                       10,000
Harvey J. Eliason                                                       6,000
Susan E. Cohen                                                         40,000
Gail D. Zimmerman                                                      40,000
G. Keith Funk, Jr.                                                     10,000
Susan E. Cohen                                                         20,000
Henry C. Carlson                                                        8,000
William P. Dunham                                                      40,000
S. W. Ryan & Co. Inc.                                                  30,000
Vanda G. Adams                                                         10,000
Warren Palitz                                                          40,000
Helen E. Seltzer                                                        4,000
Sonja Pettingill                                                        4,000
Risky Investment Group                                                 40,000
Ernst & Company FBO D. Henry and Diane Tintorer                        40,000


W. F. Harrity                                                          40,000
Mr. John Berukoff                                                      10,000
Joan B. Stuart                                                         12,000
Evalyn Kadish                                                          20,000
Stephen S. Turesky                                                     20,000
Gurumantra S. Khalsa                                                    8,000
Richard Fradkin                                                        20,000
Roy T. Pirhala                                                         10,000
Peggy Longstreth Bayer                                                  8,000
Clark D. & Carolyn S. Stull, Jr.                                       20,000
Rosalind Robbins                                                       40,000
Eric Robbins                                                           40,000
William C. Martindale, Jr.                                             20,000
Andrew B. Hebenstreit                                                  40,000
Father R. S. H. Green                                                     800
Nancy Hansen                                                           20,000
Adele H. Hepburn                                                       30,000                       1,293,900(2)       2.6%
Patricia Jill Smith custodian for Burton Jensen                        11,200
Bullseye Marketing Inc.                                               200,000
Nancy Haun                                                              4,000
                                                                    ---------
  Total                                                             1,600,000

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 1,293,900 shares of Common Stock following the sale of all their Common Stock underlying their 1997 Warrants. Adele Hepburn is a Director of Public Relations of the Company.

         On June 30, 1998, there were 4,353,800 shares of Common Stock issuable upon exercise of outstanding Management Options. See "Description of Securities-Shares Eligible for Future Sale." Of such Management Options the 150,000 are exercisable at $.50 per share, 840,000 are exercisable at $.45 per share, 1,315,000 are exercisable at $.25 per share, 75,000 are exercisable at $.20 per share, 1,321,000 are exercisable at $.15 per share, 450,000 are exercisable at $.10 per share, and 50,000 are exercisable at $.05 per share. In addition, there are 152,800 purchase rights exerciseable at $1.00 per share. In connection with all of such options the Company has agreed, at its cost and expense, to file a registration statement under the Act covering the resale of the Common Stock underlying the options during calendar year 1998. All of the aforesaid options have been issued by the Company to employees, Directors, officers, and consultants.


                    1996 - B COMMON STOCK PURCHASE WARRANTS
                    ----------------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Ms. Vanda G. Adams                                                     10,000
Mr. William S. Campbell                                                20,000
William R. Crothers                                                    20,000
Mr. Benjamin H. Deacon                                                 20,000
Sheri-Lynn Demaris                                                     20,000
Mr. Robert R. Frey                                                      4,000
Harold N. Gray                                                         20,000
Ms. Jane C. Macelree                                                   40,000
Lily L. McCartney Trust                                                20,000
Robert F. McCartney Trust                                              20,000
Mr. Eric Pagh                                                          20,000
Ms. Noma Ann Roberts                                                   20,000
Dr. Karl F. Rugart                                                     20,000
Richard S. Schonwald                                                   40,000
Mr. G. Morraw Smith                                                    40,000
Mr. & Mrs. Clark D. Stull                                              40,000
                                                                      -------
        Total                                                         374,000


                       1996 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Gilbert Abramson                                                       20,000
Vanda Adams                                                            40,000
Ann M. Allegrini                                                       12,000
Eleanor S. Allshouse                                                   20,000
John and Celia Alvanos                                                  4,000
Costa and Michelle Alvanos                                              4,000
John P. Ayers                                                          40,000
J. Stone Bagby                                                         40,000
Alan and Judith Ballard                                                80,000
Thomas Basile                                                          20,000
Thomas B. Basile                                                       40,000
William Bauder                                                         40,000
Robert E. Beck                                                         12,000
Stephen A. Bell                                                        40,000
John Berukoff                                                          20,000
Benjamin and Diana Bird                                                40,000
Alexandra O. Bjorkland                                                 40,000
Donald F. Blackburn                                                    40,000
Clyde and Charlotte Blount                                              8,000
Frederick L. Bowden                                                    10,000
Edwin R. Boynton                                                       20,000
Edward S. Brockie                                                      40,000
Kathleen D. Buffum                                                      4,000
William P. and Judith Burks                                            40,000
Paul and Gwen Canavarro                                                20,000
Peter and Lisa Canavarro                                               20,000
Herminio and Maria Canavarro                                           20,000
Candace S. Carey                                                       20,000
Jerrold Carl                                                           40,000
Jeffrey C. Carlson                                                      4,000
D. Zeke Carlson                                                         4,000
L.E. Carlson                                                            4,000
Henry and Jean Carlson                                                 28,000
Charles Abbott Carter III                                              40,000
Marc A. Cohen                                                         160,000
Craig and Deanne Cook                                                  32,000
William R. Crothers                                                    40,000
Gary L. Cunha                                                          40,000
Marie Bradlyn Currin                                                   12,000
Clifton B. Currin, Trustee                                             40,000
Nancy B. Davis                                                         20,000
Jack and Helen Davis                                                   50,000
Benjamin Deacon                                                        20,000
Sheri Lynn DeMaris                                                     80,000
Jill Smith cust. for Ron Jensen                                       136,000
Sheri Demaris cust. for Burt Jensen                                   100,000
Sheri Demaris cust.
      for Andrew David Jensen                                         100,000
Desert Investment Grp.-D Crockett                                      40,000
William P. Dunham                                                       4,000



                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Jean W. Eason                                                          60,000
Dr. Mallory Eisenman                                                    4,000
John Faust                                                             20,000
Richard and Isabel Fradkin                                             40,000
Harriet and Cary Glickstein                                            80,000
E.J. and M.K. Golightly                                                40,000
Harold N. Gray                                                         40,000
Wendel C. and Roma Roy Lynch Green                                     10,000
Loring S. Grove                                                        10,000
Ruth Hall                                                               4,000
Thomas F. Hall                                                         80,000
S. Hansen and K. Heiuschel                                             40,000
Armason Harrison                                                        8,000
William F. Harrity, Jr.                                                80,000
Robert Hauptfuhrer Family Partnership                                 100,000
Austin B. Hepburn                                                      80,000                            1,133,900(2)   2.3%
Adele H. Hepburn                                                       80,000(2)
A.D. Hodges                                                            40,000
R. Holland, D. Holland and K. Duffy                                    40,000
David W. Hubbert                                                       20,000
Wilbur E. Hudson                                                       20,000
Robert M. Ihrig                                                        20,000
Bernard Millis                                                         40,000
Fred Karagosian                                                        40,000
Harold and Lois Kauffman                                               40,000
George H. Kilmarx                                                      40,000
Rocco and Sandra La Penta                                             160,000
Fred Languth                                                           40,000
Robert E. Leiser                                                       20,000
Peggy Longstreth Bayer                                                 12,000
Nicholas S. Ludington                                                  40,000
Douglas M. Lurio                                                       40,000
Robert M. Madonna                                                      40,000
Alberta and J. Grant McCabe                                             4,000
Philip S. Meckley                                                      40,000
James F. Merriman                                                      40,000
Richard D. Mierley                                                     40,000
Richard Moffitt                                                        20,000
Robert H. and Rosemary Montgomery                                      40,000
Thomas Motl                                                            40,000
Eunice Carter Nute                                                     20,000
Harry Ohannesian                                                       80,000
Janet and Sudhir Patel                                                 40,000
George M. Pflaumer                                                     80,000
Bernard Pincus                                                         10,000
Genevieve Pondo                                                        12,000
J. Steve and Carol Powell                                              20,000
Ashok and Swaran Rajpal                                                10,000



                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------


Keith J. Raphael                                                       40,000
John B. Rettew III                                                     40,000
Melissa C. Rike                                                        12,000
Eric J. Robbins                                                        40,000
Noma Ann Roberts                                                       40,000
Dorothy S. Rodgers                                                     40,000
Edmund H. Rogers, Jr. Trust UA 06-21-88                               120,000
Gardiner Rogers                                                         8,000
Rodney Rohrer                                                          12,000
Joel M. Rubins                                                         40,000
Scott W. Ryan                                                          40,000
Joseph P. Sawka                                                        40,000
Virginia Schaun and Martha Eischen                                     20,000
Richard S. Schonwald                                                   20,000
William W. Sellers                                                    160,000                             702,500(3)     1.6%
Nancy F. Sellers                                                       40,000(3)
Sellers Pension Plan                                                   80,000(3)
Helen E. Seltzer                                                        4,000
Robert Silverman                                                       20,000
Horace and Elizabeth B. Spackman                                       40,000
Clarence E. Sterling                                                   40,000
Dorothy A. Stone                                                       40,000
Ben Wallace and J.A. Hatcherson                                        80,000
Howard Waxman                                                          40,000
Peter S. Whitney                                                       40,000
Peter S. Whitney SEP/IRA                                               40,000
Wilmington Trust Company, Trustee for
      Allison Eleuthera Smith                                          40,000
Wilmington Trust Company, Trustee
      for Isabelle duPont Smith                                        40,000
Wilmer H. Wood                                                          4,000
Dr. David W. Wood                                                      40,000
Joni Carley Yamaguchi                                                  80,000
Keiji Yamaguchi                                                        40,000
Thomas J. Zaucha                                                       40,000
V. Scott Zelov                                                         40,000
Peter Zelov                                                            40,000
Un Jin Zimmerman                                                        8,000
Patricia and Robert Zimmerman                                          20,000
                                                                      -------
                                        Total....................   5,200,000



---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.

(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 1,133,900 shares of Common Stock following the sale of all their Common Stock underlying their 1996 Warrants. Adele Hepburn is a Director of Public Relations of the Company.

(3) William W. Sellers is a Director of the Company. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of
William W. Sellers.


                       1995 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Vanda G. Adams                                                         15,000
George M. Ahrens                                                       30,000
Mr. and Mrs. James Allen, Jr.                                          30,000
Eleanor S. Allshouse                                                   30,000
Mr. and Mrs. Gordon L. Angell                                          60,000
Charles W.& Katherine K. Apple Trust                                   24,000
Robert S. Appleby                                                      60,000
Richard M. Appleby                                                     60,000
John P. Ayers                                                          24,000
Jody Marjorie Baker                                                    15,000
Judy Ballard, IRA                                                      15,000
Alan A. Ballard                                                        30,000
Judith C. Ballard                                                      37,500
Mr. and Mrs. Charles M. Barclay                                        60,000
Mr. and Mrs. Thomas B. Basile                                          30,000
Robert R. Batt, Jr.                                                     6,000
William Bauder                                                         31,500
Dr. C. Gottfried Baumann                                               30,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Peggy Longstreth Bayer                                                  9,000
Alexander R. Beard                                                      6,000
Robert E. Beck                                                          3,000
Wanda K. Benbow, IRA                                                    9,000
William E. Benbow, IRA                                                 21,000
Catherine M. Bigoney                                                   30,000
Kathlyne K. Birdsall                                                   30,000
Alexandra O. Bjorklund Trust                                           30,000
Donald F. Blackburn                                                    30,000
Mr. & Mrs. Louis Bodo                                                  60,000
Frederick L. Bowden                                                     7,500
Edwin R. Boynton                                                       15,000
Dr. James R. Boynton, M.D., P.C.,
         Pension Trust                                                 60,000
Paul J. Braun                                                          30,000
Dr. Kent D.W. Bream                                                    12,000
Carolyn C. Bream                                                       12,000
Gwen A. Brewster                                                       15,000
Mr. & Mrs. James H. Burdick                                            60,000
Mr. & Mrs. David O. Burdick                                            30,000
Mr. & Mrs. James H. Burdick, Jr.                                       30,000
Dr. James A. Burke                                                      3,000
Steven Butler                                                          30,000
Natasha A. Canavarro                                                   15,000
Herman Canavarro                                                       30,000
Christian B. Canavarro                                                 12,000
Mr. & Mrs. Peter R. Canavarro                                          15,000
Cindy Cannupp                                                           3,000
Mr. & Mrs. Henry C. Carlson                                             6,000
Charles Abbott Carter, III                                            150,000
Edward E. Chandlee, Jr.                                                10,500
Chesapeake Bank - Custodian for
         G. Ebeling, IRA                                               30,000
Mr. & Mrs. Gordon S. Clausen                                            7,500
Mr. & Mrs. Craig R. Cook                                               15,000
Mr. & Mrs. Frederick Cooper                                            18,000
Mr. & Mrs. Andrew Cooper                                               30,000
Jason Cooper                                                           15,000
Donald W. Cooper                                                       15,000
Mr. & Mrs. Mark A. Costanzo                                             3,000
Marina Leigh Costanzo                                                   6,000
Sally S. Costanzo                                                       9,000
Susan B. Coughlin                                                      45,000
Richard G. Crecraft                                                    18,000
Rick Crecraft                                                          66,000
David Crockett                                                          3,000
Clifton B. Currin                                                      39,000
John D'Avico                                                            6,000
W. Corkran Darlington                                                  15,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
F. Eugene Dixon, Jr.                                                      30,000
James M. Dorsey                                                           15,000
Mr. & Mrs. Gary G. Dougherty                                               6,000
William P. Dunham                                                          3,000
Jean W. Eason                                                              6,000
Edmund H. Rogers, Jr., Trustee                                            60,000
A. Mary Elder                                                             15,000
Barbara B. Elkin                                                          18,000
D. Diane Fiers                                                            15,000
Mr. & Mrs. Harry S. Finerfrock                                            24,000
Ruth S. Flagg                                                             15,000
Susan C. Forhane                                                          15,000
Mr. Foss                                                                   6,000
Mr. & Mrs. Richard Fradkin                                                30,000
Robert Ross Frey                                                           6,000
Ronald V. Futerman                                                        30,000
Margaret R. Geddis                                                         7,500
Mr. & Mrs. John C. Gelhard                                                 6,000
Dr. George P. Glauner                                                     15,000
Harriet Glickstein                                                        45,000
Robert P. Gombar                                                           4,500
Mr. & Mrs. Wenpel C. Green                                                 3,000
Jacques C. Guequierre                                                     15,000
Joni Southard Guffey                                                       3,000
Ruth E. Hall                                                               3,000
Dianna Hall                                                                3,000
Thomas E. Hall                                                             7,500
Nancy S. Hallett                                                          15,000
Zelda S. Hansell                                                           3,000
Susan J. Hansen                                                            9,000
Gisela K. Harmelin                                                         3,000
William F. Harrity, Jr.                                                   60,000
Col. & Mrs. Russell D. Hartz                                              15,000
Robert P. Hauptfuhrer Family Partnership                                  60,000
Jack M. Heald                                                              6,000
Mr. & Mrs. Clifford J. Heath                                              30,000
Emma K. Heed                                                             225,750
Austin B. Hepburn                                                         30,000                          1,259,400(2)   2.3%
Adele H. Hepburn                                                          34,500(2)
Patricia Austin Heppe                                                     30,000
A.D. Hodges                                                               30,000
Michael J. Hodges                                                         30,000
Julia B. Holloway                                                         30,000
David W. Hubbert                                                          15,000
Wilbur E. Hudson                                                          30,000
Christine F. Hughes                                                        7,500
Robert M. Ihrig                                                           15,000
Janney Montgomery Scott, Inc.
         FBO Judith N. Hemley, IRA                                        15,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Janney Montgomery Scott, Inc.
         Custodian FBO R.E. Wagner, IRA                                15,000
John C. Jubin                                                           6,000
Hugo Kappler, Jr.                                                      30,000
Mr. & Mrs. Harold F. Kauffman                                          15,000
William G. Kay, III                                                     3,000
Caroline W. Kay                                                         3,000
Sanford S. Kay                                                          3,000
Mr. & Mrs. Ralph Kiper                                                 30,000
Harriette D. Klann                                                     30,000
Wayne H. Klapp                                                         15,000
Edward M.K. Klapp                                                      45,000
Carlyle Klise                                                           9,000
Deborah A. Krull                                                       15,000
Frederick K. Langguth                                                  30,000
Mr. & Mrs. Gary E. Lasher                                              30,000
John N. Lee                                                            30,000
Mr. & Mrs. Michael S. Lehnkering                                       15,000
Lucia E. Lugton                                                         7,500
Mr. & Mrs. Albert Malischewski                                         30,000
Mr. & Mrs. William B. Malischewski                                     15,000
Alvan Markle                                                           15,000
D. Edward McAllister                                                   30,000
Elaine F. McGlone                                                       1,500
Mr. & Mrs. Robert G. Meeker                                            60,000
James F. Merriman                                                      30,000
Alfred J. Migliaccio, Custodian for
         Ashlee C. Migliaccio, UGMA
         of Pennsylvania                                               30,000
Harley E. Miller                                                        7,500
Bernard Millis                                                         30,000
Mr. & Mrs. James F. Mitchell, III                                      30,000
Mr. & Mrs. A. Harry Moffett                                             6,000
Wanda S. Moffitt                                                       30,000
Donald Moll                                                            15,000
Mr. & Mrs. Robert H. Montgomery                                         9,000
Gordon E. Montgomery                                                   30,000
Mr. & Mrs. Milton K. Morgan, Jr.                                       30,000
Charles R. Morrow                                                      24,000
Mr. & Mrs. Ronald L. Noll                                               6,000
Paul Nordin                                                            30,000
David Gregory Nute                                                      3,000
Kay B. Otterstrom                                                      30,000
Sara Otterstrom                                                        15,000
Lisa Otterstrom                                                        15,000
Victor L. Pack                                                          6,000
Robert G. Padrick                                                      30,000
Eric Pagh                                                              15,000
Janet P. Patel                                                         30,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Walter C. Patterson                                                     3,000
Mary E. Petro                                                          30,000
George M. Pflaumer                                                     60,000
Robert L. Pollack                                                       7,500
Genevieve Pondo                                                        15,000
John W. Ponton, Jr.                                                    30,000
J. Steve Powell                                                        12,000
Charles E. Pusey, Jr.                                                   6,000
Mr. & Mrs. Ashok K. Rajpal                                             15,000
Ernest L. Ransome, III                                                 15,000
Myradean A. Ransome                                                    15,000
McDonald & Co. FBO Rebecca
          A. Osleger, IRA                                              60,000
Stephen D. Reim                                                        30,000
John B. Rettew, III                                                    15,000
Dr. & Mrs. John L. Reynolds                                            30,000
Rosalind Robbins                                                       30,000
Mr. & Mrs. Eric J. Robbins                                             30,000
Dr. Donald Robbins                                                     30,000
Ms. Noma Ann Roberts                                                   15,000
Mr. & Mrs. Gregg F. Robinson                                           30,000
Dorothy S. Rodgers                                                     30,000
Thelma T. Romig                                                        15,000
Mr. & Mrs. John E. Roshelli                                            30,000
Eric S. Rugart                                                         30,000
Robert T. Rugart                                                       15,000
Jacquiline Rugart                                                      15,000
Patricia E. Rugart                                                     30,000
Dr. Karl F. Rugart                                                     15,000
Cedric C. Scarlett                                                     30,000
Eloise R. Schaper                                                      15,000
Peter G. Schaper, Jr.                                                  30,000
Christine M. Schuler                                                   30,000
Candice Scialabbo                                                      15,000
Carissa Scialabbo                                                      15,000
Thomas V. Sedlacek                                                     30,000
Mr. & Mrs. Thomas A. Selders                                           15,000
Mr. & Mrs. Frank R.S. Sellers                                          15,000
Nicholas Sellers                                                        9,000
Nancy F. Sellers                                                       30,000(3)
William W. Sellers                                                     66,750(3)                             945,200(3)  1.7%
Sellers Pension Plan                                                   60,000(3)
Sellers Process Equipment Company                                      30,000(3)
Helen E. Seltzer                                                        4,500
Richard A. Shea                                                        30,000
Mr. & Mrs. Horace B. Spackman                                          30,000
Carolyn Stallworth                                                      3,000
Clarence A. Sterling                                                   30,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering (1)
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Edward B. Stokes                                                       30,000
Mr. & Mrs. Jack D. Stratton                                            30,000
Mrs. Ruth M. Strock                                                    15,000
Sun Bank N.A. as Trustee for
         Ally, Meuss, Rogers and Lindsay
         PA, Profit Sharing 401(k) FBO
         Doyle Rogers                                                  30,000
Mr. & Mrs. John M. Taylor                                               6,000
Judith Ann Taylor                                                       4,500
John M. Taylor                                                         10,500
Ruth L. Troster                                                        15,000
Roland G.E. Ullman, Jr.                                                 3,000
Varo Technical Services, Inc.-
         Pension Plan                                                  30,000
Ms. Sabine M. Weghtman                                                  6,000
Mr. & Mrs. Robert M. Whitbread                                         15,000
Darry Withers                                                           6,000
Un-Jin Zimmerman                                                        6,000
Patricia P. Zimmerman                                                   6,000
                                                                   ----------

                  Total..........................................   5,100,000

---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to the securities, and includes any shares of Common Stock which a person has the right to acquire within 60-days of the date hereof.


(2) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 1,259,400 shares of Common Stock following the sale of all their Common Stock underlying their 1995 Warrants. Adele Hepburn is a Director of Public Relations of the Company.


(3) William W. Sellers is a Director of the Company. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.



                               MANAGEMENT OPTIONS
                               ------------------



                                                                                        Beneficial Ownership
                                                                                        After Offering (1)
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number             Percent
-------------------                               ---------------------------           ------           ----------
Rights

Mr. William W. Fiske                                           35,400
Ms. Emma K. Heed                                               16,500
Mr. George N. Nager                                             9,000
Mr. William Bauder                                              3,000
Ms. Judith Ballard                                              3,000
Mr. Wilmer Wood                                                 1,500
Ms. Wendy Fox                                                   3,750
Ms. Arcy Marshall                                               2,250
Mr. Frederick Cooper                                           45,000
Mr. Justin G. Duryea                                            1,500
Mr. Mark Cresap                                                 1,500
Mr. James R. Jaeger, II                                        24,400
Mr. Eugene A. Jaeger, Jr.                                       6,000
Ms. Jeanne G. Romer                                             4,500
                                                              -------

         Total                                                157,300

Options

Mr. Henry B. duPont Smith                                     100,000               300,000(2)                *
Mr. Keith L. Sterling                                         450,000               100,500(3)                *
Mr. Stephen P. Herbert                                        550,000                   500(4)                *
Mr. Haven Brock Kolls, Jr.                                    400,000                17,000(5)                *
Mr. William W. Sellers                                        155,000               985,750(6)                1.8%
Mr. Peter G. Kapourelos                                       170,000               143,000(7)                *
Mr. William L. Van Alen, Jr.                                  125,000               100,000(8)                *
Ms. Adele Hepburn                                             770,000               473,900(9)                1.0%
Mr. Austin Hepburn                                             50,000               473,900(9)                1.0%
Mr. Robert Leiser                                              20,000
Mr. Doug Annette                                               25,000
Mr. and Mrs. Alan A. Ballard                                   15,000
Ms. Helen Estes Seltzer                                        12,000
Ms. Peg Longstreth Bayer                                        9,400
Mr. Clifton B. Currin                                           9,625
Mr. Rick Crecraft                                              22,350
Mr. Edward M.Taylor                                             9,500
Mr. Joseph Etris, Jr.                                           8,250
Ms. Emma K. Heed                                                8,150
Ms. Mary Farrow Evans                                           5,125
Mr. Jack D. Davis                                               3,425




                                                                                        Beneficial Ownership
                                                                                        After Offering (1)
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number            Percent
-------------------                               ---------------------------           ------           ----------
Options


Ms. Joy L. Punchur                                              2,725
Mr. Robert Cryan                                                2,500
Mr. Lawrence R. Malcolm                                         2,250
Ms. Elizabeth E. Logan                                          2,000
Mr. and Mrs. Ralph Cochran                                      1,750
Mr. Clark Stull                                                 1,275
Ms. Anna Lincoln                                                  600
Ms. Ruth E. Hall                                                  550
Ms. Rosemary Marshall                                             400
Ms. Nancy Victor                                                  200
Mr. Daniel A. Padden                                              175
Mr. Jeffrey M. McGarry                                            250
Ms. Susan H. Cortese                                            2,500
Mrs. Robert Leiser                                             20,000
Mr. Michael Lawlor                                            100,000                   500 (10)             *
RAM Group                                                     150,000
Mr. Philip A. Harvey                                          100,000                   500 (11)             *
Mr. Joseph Donahue                                            100,000                   500 (12)             *
Mr. Michael Feeney                                            150,000                     0 (13)             *
Mr. Leland P. Maxwell                                         250,000                   500 (14)             *
Mr. Edward J. Sullivan                                        121,000                     0 (15)             *
Mr. Robert A. Bartlett                                         50,000                     0 (16)             *
Mr. Gregory C. Rollins                                         50,000                     0 (17)             *
Mr. Barry Slawter                                             210,000                     0 (18)             *
Ms. Megan N. Cherney                                          100,000                     0 (19)             *
                                                              -------


         Total                                              4,201,000


------------------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities, and includes any shares of Common Stock which a person has the right to acquire within 60 days of the date hereof.

(2) Henry B. duPont Smith would own 300,500 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Smith currently serves as a Director of the Company.


(3) Keith L. Sterling would own 100,500 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Sterling is a former officer and Director of the Company.


(4) Stephen P. Herbert would own 500 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Herbert currently serves as Executive Vice President - Sales and Marketing, and as a Director of the Company.

(5) Haven Brock Kolls, Jr. would own 17,000 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Kolls currently serves as Vice President - Research and Development.

(6) William W. Sellers would own 985,750 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Sellers currently serves as a Director of the Company.

(7) Peter G. Kapourelos would own 143,000 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Kapourelos currently serves as a Director of the Company.

(8) William L. Van Alen, Jr. would own 100,000 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Van Alen currently serves as a Director of the Company.

(9) Adele and Austin Hepburn are husband and wife, and together would beneficially own an aggregate of 473,900 shares of Common Stock following the sale of all of the Common Stock underlying their Options. Adele Hepburn serves as Director of Public Relations of the Company and Austin Hepburn is a former employee of the Company.

(10) Michael Lawlor would own 500 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Lawlor is a current employee of the Company.

(11) Philip A. Harvey would own 500 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Harvey is a current employee of the Company.

(12) Joseph Donahue would own 500 shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Donahue is a current employee of the Company.

(13) Michael Feeney would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Feeney is a current employee of the Company.

(14) Leland P. Maxwell would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Maxwell currently serves as Senior Vice President, Chief Financial Officer and Treasurer of the Company.

(15) Edward J. Sullivan would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Sullivan is a former officer of the Company.

(16) Robert A. Bartlett would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Bartlett is a former officer of the Company.

(17) Gregory C. Rollins would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Rollins is a former officer of the Company.

(18) Barry Slawter would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying his Options. Mr. Slawter is a former officer of the Company.

(19) Megan N. Cherney would no longer own any shares of Common Stock following the sale of all of the Common Stock underlying her Options. Ms. Cherney is a former employee of the Company.

                             MARKET FOR COMMON STOCK

         The Common Stock is currently traded on the OTC Electronic Bulletin Board under the symbols USTT. Such trading began on March 8, 1995. As of the date hereof, there is no established trading market for the Common Stock. See "Risk Factors - No Assurance of Active Public Market" and "Risk Factors - Risks of Low-Priced Stocks".

      The high and low bid prices on the OTC Electronic Bulletin Board for the Common Stock were as follows:

Fiscal                                                     High           Low
------                                                     ----           ---

1997


First Quarter (through September 30, 1996)                 $ .63          $.38
Second Quarter (through December 31, 1996)                 $ .57          $.29
Third Quarter (through March 31, 1997)                     $ .43          $.28
Fourth Quarter (through June 30, 1997)                     $ .50          $.19



1998

First Quarter (through September 30, 1997)                 $ .80          $.27
Second Quarter (through December 31, 1997)                 $ .60          $.22
Third Quarter (through March 23, 1998)                     $ .49          $.25
Fourth Quarter (through June 30, 1998)                     $ .46          $.25


1999

First Quarter (through September 30, 1998)                 $ .31          $.12
Second Quarter (through October 31, 1998)                  $ .17          $.08


Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


         On June 30, 1998, there were 4,353,800 shares of Common Stock issuable upon exercise of outstanding Management Options. See "Description of Securities-Shares Eligible for Future Sale." Of such Management Options the 150,000 are exercisable at $.50 per share, 840,000 are exercisable at $.45 per share, 1,315,000 are exercisable at $.25 per share, 75,000 are exercisable at $.20 per share, 1,321,000 are exercisable at $.15 per share, 450,000 are exercisable at $.10 per share, and 50,000 are exercisable at $.05 per share. In addition, there are 152,800 purchase rights exerciseable at $1.00 per share. In connection with all of such options the Company has agreed, at its cost and expense, to file a registration statement under the Act covering the resale of the Common Stock underlying the options during calendar year 1998. All of the aforesaid options have been issued by the Company to employees, Directors, officers, and consultants.

     As of June 30, 1998, there were 673,000 shares of Common Stock issuable upon exercise of the outstanding 1995 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities -- 1995 Common Stock Purchase Warrants."

     As of June 30, 1998, there were 868,000 shares of Common Stock issuable upon exercise of the outstanding 1996 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities -- 1996 Common Stock Purchase Warrants."

     As of June 30, 1998, there were 40,000 shares of Common Stock issuable upon exercise of the outstanding 1996-B Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities -- 1996-B Common Stock Purchase Warrants."

     As of June 30, 1998, there were 15,000 shares of Common Stock issuable upon exercise of the outstanding 1997 Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities -- 1997 Common Stock Purchase Warrants."

     As of June 30, 1998, there were 40,000 shares of Common Stock issuable upon exercise of the outstanding 1998-A Warrants, which when and if issued would be freely tradeable under the Act. See "Description of Securities -- 1998-A Common Stock Purchase Warrants."

     As of June 30, 1998, there were 1,100,000 shares of Common Stock issuable upon the exercise of outstanding GEM Warrants. See "Principal Shareholders -- Convertible Securities Escrow Agreement" and "Description of Securities -- Convertible Securities and Related Warrants."

     As of June 30, 1998, there were 955 record holders of the Common Stock and 714 record holders of the Series A Preferred Stock.

     The holders of the Common Stock are entitled to receive such dividends as the Board of Directors of the Company may from time to time declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on the Company's securities. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid. As of June 30, 1998, such accumulated unpaid dividends amounted to $2,442,650.

                            DESCRIPTION OF SECURITIES
General

         The Company is authorized to issue up to 62,000,000 shares of Common Stock, no par value ("Common Stock"), and 1,200,000 shares of undesignated Preferred Stock. As of the date hereof, 787,591 shares have been designated as Series A Convertible Preferred Stock, no par value ("Series A Preferred Stock") and 200,000 shares have been designated as Series B Equity Participating Preferred Stock ("Series B Preferred Stock"), no par value.

     As of June 30, 1998, there were 40,163,837 shares of Common Stock issued and outstanding and 618,236 shares of Series A Preferred Stock issued and outstanding which are convertible into 6,182,360 shares of Common Stock. Through June 30, 1998, a total of 437,314 shares of Preferred Stock have been converted into 4,938,325 shares of Common Stock and $1,662,642 of accrued and unpaid dividends thereon have been converted into 1,964,426 shares of Common Stock. As of June 30, 1998, there were 955 record owners of the Common Stock and 714 record owners of the Preferred Stock. As of June 30, 1998, there were 673,000 1995 Warrants, 868,000 1996 Warrants 40,000 1996-B Warrants 15,000 1997
Warrants, and 40,000 1998-A Warrants issued and outstanding. If any of such warrants are exercised, the resale of Common Stock would be freely tradeable under the Act. In addition, as of June 30, 1998, there were 1,100,000 outstanding GEM Warrants and 4,353,800 Management Options.

Options and Purchase Rights

         The Company issued 4,051,000 options to purchase shares of Common Stock ("Options") to the Selling Shareholders during various dates between July 1993 and December 1997. The Company issued an additional 150,000 Options between during April 1998. Each Option entitles the holder to purchase one share of Common Stock for the exercise price of the Option at the time of exercise. The Options are exercisable for five years after the date upon which they become fully vested.

         The Company issued 157,300 Common Stock Purchase Rights ("Rights') to the Selling Shareholders on June 30, 1993. Each Right entitles the holder thereof to purchase one share of Common Stock for $1.00 at any time through June 30, 2000. The Options and rights are collectively referred to herein as "Management Options."

         As of June 30, 1998, the Company had issued to its directors, executive officers, consultants, and employees Options to acquire up to 150,000 shares of Common Stock at $.50 per share, options to acquire up to 840,000 shares of Common Stock at $.45 per share, options to acquire up to 1,315,000 shares of Common Stock at $.25 per share, options to acquire up to 75,000 shares of Common Stock at $.20 per share, options to acquire up to 1,321,000 shares of Common Stock at $.15 per share, and options to acquire up to 450,000 shares of Common Stock at $.10 per share, options to acquire up to 50,000 shares of Common Stock at $.05 per share. See "Management--Executive Stock Options", and "Management - Director Compensation and Stock Options." The Company has also issued purchase rights to acquire up to 157,300 shares of Common Stock at $1.00 per share. In connection with the Management Options, the Company has, at its cost and expense, filed a registration statement under the Act covering the resale of all the Common Stock underlying the options.

Common Stock

        The holder of each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders of the Company, including the election of directors. There is no cumulative voting for directors.

        The holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends. No dividend may be paid on the Common Stock until all accumulated and unpaid dividends on the Preferred Stock have been paid.

         Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution, subject to the liquidation preference of the Preferred Stock of $10.00 per share and any unpaid and accumulated dividends on the Preferred Stock. The holders of the Common Stock do not have any preemptive rights to subscribe for or purchase shares, obligations, 1995 Warrants, 1996 Warrants, 1996-B Warrants, 1997 Warrants, 1998-A Warrants, 1998-B Warrants or other securities of the Company.

Series A Convertible Preferred Stock

         The holders of shares of Series A Preferred Stock have the number of votes per share equal to the number of shares of Common Stock into which each such share is convertible (i.e., 1 share of Series A Preferred Stock equals 10 votes). The shares of Preferred Stock are entitled to vote on all matters submitted to the vote of the shareholders of the Company, including the election of directors.

         The holders of Series A Preferred Stock are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors. The record dates for payment of dividends on the Series A Preferred Stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the Series A Preferred Stock must be declared and paid prior to the declaration and payment of any dividends on the Common Stock. Any unpaid and accumulated dividends will not bear interest. As of June 30, 1998 the accumulated and unpaid dividends on the Series A Preferred Stock were $2,442,650.

         Each share of Series A Preferred Stock is convertible at any time into 10 shares of fully issued and non-assessable Common Stock. Accrued and unpaid dividends earned on shares of Series A Preferred Stock being converted into Common Stock are also convertible into Common Stock at the rate $1.00 per share of Common Stock at the time of conversion and whether or not such dividends have then been declared by the Company. As of June 30, 1998, a total of 437,314 shares of Series A Preferred Stock have been converted into Common Stock and accrued and unpaid dividends thereon have been converted into 1,964,426 shares of Common Stock. The conversion rate of the Series A Preferred Stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of Common Stock by the Company. Upon any liquidation, dissolution, or winding-up of the Company, the holders of Series A Preferred Stock are entitled to receive a distribution in preference to the Common Stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         The Company has the right, at any time, to redeem all or any part of the issued and outstanding Series A Preferred Stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by the Company of such call, the holders of the Series A Preferred Stock so called will have the opportunity to convert their shares of Series A Preferred Stock and any unpaid and accumulated dividends thereon (whether or not such dividends have been declared by the Company as of such date) into shares of Common Stock. The $11.00 per share figure was the redemption price approved by the Directors and Shareholders of the Company at the time the Series A Preferred Stock was created and first issued. The Company currently has no plans to redeem the Preferred Stock.

         The Company paid a special stock dividend consisting of 3 shares of Common Stock for each share of Series A Preferred Stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 1,908,600 shares of Common Stock.

12% Senior Notes

         The principal amount of each 12% Senior Note shall be payable on December 31, 2001, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2001. The Senior Notes are senior to all existing equity securities of the Company, including the Series A and Series B Preferred Stock.

         The indebtedness evidenced in the Senior Note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of the Company as follows: Upon any distribution of its assets in a liquidation or dissolution of the Company, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the Senior Note shall be made in accordance with this Senior Note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to the Company and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the Senior Note shall be made by the Company until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default then the Company shall be required to continue making payments under the Senior Note, including any which had not been paid during such 180 day period. In the event that any institutional lender to the Company at any time so requires, the Lender shall execute, upon request of the Company, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this Senior Note.

         The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by the Company with respect to any future bank or other financial institutional indebtedness of the Company, or (b) any indebtedness created, incurred, or assumed, by the Company secured by a lien on any assets of the Company.

         Notwithstanding anything herein to the contrary, Senior Indebtedness does not include (i) unsecured accounts payable to trade creditors of the Company incurred in the ordinary course of business, (ii) any debt owed by the Company, to any officer, director or stockholder of the Company, (iii) any obligation of Borrower issued or contracted for as payment in consideration of the purchase by the Company of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which the Company was a party, (iv) any operating lease obligations of the Company, (v) any other indebtedness which by its terms is subordinated to the Senior Note, or (vi) any "other indebtedness" which is subordinated to all indebtedness to which the Senior Note is subordinated in substantially like terms as the Senior Note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the Senior Note.

Series B Equity Participating Preferred Stock

         The Series B Preferred Stock shall be automatically converted into shares of Common Stock at a rate of forty (40) shares of Common Stock for each share of Series B Preferred Stock in the event of a USA Transaction, as defined herein. The Series B Preferred Stock has no voting rights and is not entitled to receive any dividends. The Series B Preferred Stock is not entitled to any liquidation or redemption rights.

         The term "USA Transaction" shall mean (1) the acquisition by any person, entity or group required to file (or which would be required to file if the Company had been subject to such provisions) a Schedule 13D or Schedule 14D-1 promulgated under the Securities Exchange Act of 1934 ("Exchange Act") or any acquisition by any person entitled to file (or which would be entitled to file if the Company had been subject to such provisions) a Form 13G under the Exchange Act with respect to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of the Company's then outstanding voting securities entitled to vote generally in the election of Directors (the "Outstanding Shares"); or (2) approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Corporation, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Corporation ("Business Combination").

         Notwithstanding subsection (2) above, and other than in connection with a liquidation or dissolution of the Company, a Business Combination described in subsection (2) above shall not constitute a USA Transaction if following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from such business combination (including without limitation, an entity which as a result of such transactions owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), and (B) no person owns, directly or indirectly, 49% or more of the combined voting power of the then outstanding voting securities of the entity resuting from such business combination except to the extent that such ownership existed prior to the Business Combination.

         The Company has not reserved for issuance, and is not required to reserve for issuance in the future, the 8,000,000 shares of Common Stock issuable to the holders of the Series B Preferred Stock upon a USA Transaction. If a USA Transaction shall occur at a time when there would not be a sufficient number of authorized but unissued shares of Common Stock to satisfy the Company's obligations, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company shall structure the USA Transaction so that the holders of the Series B Preferred Stock shall receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock, and as if all the shares of Common Stock underlying the Series B Preferred Stock (i.e., 40 shares of Common Stock for each share of Series B Preferred Stock) had actually been issued to such holders by the Company at the time of the USA Transaction.

Convertible Securities and GEM Warrants

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEMA") which provided GEMA with the exclusive right to place the Convertible Securities with qualified purchasers. Through December 31, 1997, the holders of all $500,000 of Convertible Securities converted their securities into 1,915,736 shares of Common Stock at an average price of $.26 per share. The Convertible Securities were issued by the Company pursuant to Regulation S promulgated under the Act.

         Affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 23, 2002 ("GEM Warrants"). These warrants have been issued by the Company pursuant to Regulation S. Through June 30, 1998, 900,000 GEM Warrants have been exercised, leaving a balance of 1,100,000 GEM Warrants.

1998-C Common Stock Purchase Warrants

         Each 1998-C Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $.10 per share subject to reduction at any time by the Company. The 1998-C Warrants are exercisable at any time on or prior to December 31, 2001, or such later date as may be determined by the Company. As of the date hereof all 3,000,000 1998-C Warrants remain outstanding.

         The Company has agreed to use its best efforts to prepare and file at its expense a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock underlying the 1998-C Warrants. Such registration statement will be filed promptly following the Termination Date. The Company will also seek to have the resale of the Common Stock by non-affiliates of the Company exempted from registration in those states in which the Units are offered and sold.

         The 1998-C Warrants will be issued pursuant to a warrant agreement (the "1998-C Warrant Agreement") by and between the Company and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1998-C Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-C Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1998-C Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-C Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-C Warrants.

         The 1998-C Warrants may be exercised upon surrender of the warrant certificate evidencing those 1998-C Warrants on or prior to the Termination Date at the offices of American Stock Transfer & Trust Company, the warrant agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the Company) for the number of 1998-C Warrants being exercised.

         No fractional shares will be issued upon exercise of the 1998-C Warrants. However, if a Warrant holder exercises all of the 1998-C Warrants then owned of record by him, the Company will pay to that 1998-C Warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

1998-B Common Stock Purchase Warrants

         Each 1998-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price is $.15 per share through January 1, 1999 and $.40 per share thereafter, subject to reduction at any time by the Company. The 1998-B Warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by the Company.

         The 1998-B Warrants have been issued pursuant to a warrant agreement (the "1998-B Warrant Agreement") dated as of July 1, 1998 by and between the Company and American Stock Transfer & Trust Company, the transfer agent. The Company issued 1,390,000 1998-B Warrants to the Selling Shareholders pursuant to the 1998-B Warrant Agreement in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. As of June 30, 1998, all 1,390,000 1998-B Warrants remain outstanding.

         The Company has agreed, at its expense, to register for resale of the Common Stock underlying the 1998-B Warrants under the Act, and to exempt from registration such Common Stock for resale by non-affiliates of the Company, in those States in which the holders of the 1998-B Warrants are located. See "Risk Factors--Securities Registration of 1998-B Warrants".

     The exercise price of the 1998-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1998-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-B Warrants.


1998-A Common Stock Purchase Warrants

         Each 1998-A Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price was $.15 per share through June 1, 1998 and $.40 per share thereafter, subject to reduction at any time by the Company. The 1998-A Warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by the Company.

         The 1998-A Warrants have been issued pursuant to a warrant agreement (the "1998-A Warrant Agreement") dated as of January 28, 1998 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 3,750,000 1998-A Warrants to the Selling Shareholders pursuant to the 1998-A Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of June 30, 1998, 40,000 1998-A Warrants remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1998-A Warrants under the Act, and to exempt from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1998-A Warrants are located.


     The exercise price of the 1998-A Warrants and the number of shares of Common Stock issuable upon exercise of the 1998-A Warrants are subject to adjustment in certain circumstances, including a stock split of stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

     The 1998-A Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1998-A Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-A Warrants.

1997 Common Stock Purchase Warrants

         Each 1997 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price was $.20 per share through October 31, 1997 and $.40 per share thereafter, subject to reduction at any time by the Company. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by the Company.

         The 1997 Warrants have been issued pursuant to a warrant agreement (the "1997 Warrant Agreement") dated as of April 8, 1997 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 1,600,000 1997 Warrants to the Selling Shareholders pursuant to the 1997 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of June 30, 1998, 1,585,000 1997 Warrants have been exercised and 15,000 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1997 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1997 Warrants are located.

         The exercise price of the 1997 Warrants and the number of shares of Common Stock issuable upon exercise of the 1997 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1997 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1997 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1997 Warrants.

1996-B Common Stock Purchase Warrants

         Each 1996-B Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price was $.20 per share through October 31, 1997 and $.30 per share thereafter, subject to reduction at any time by the Company. The 1996-B Warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by the Company.

         The 1996-B Warrants have been issued pursuant to a warrant agreement dated as of February 28, 1997 (the "1996-B Warrant Agreement") dated as of December 27, 1996 by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 374,000 1996-B Warrants to the Selling Shareholders pursuant to the 1996-B Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable securities laws. As of June 30, 1998, 334,000 1996-B Warrants were exercised and 40,000 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996-B Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996-B Warrants are located.

         The exercise price of the 1996-B Warrants and the number of shares of Common Stock issuable upon exercise of the 1996-B Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all of the assets of the Company, or other similar transaction, the Warrant holders shall, at the option of the Company, be required to exercise the Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1996-B Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996-B Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1996-B Warrants.

1996 Common Stock Purchase Warrants

         Each 1996 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price was $.25 through October 31, 1997, and $.50 thereafter, or such lower price as may be determined by the Company from time to time. The 1996 Warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by the Company. In July 1998, the Company authorized a temporary reduction in the exercise price of each outstanding 1996 Warrant to $.20 through the close of business on September 30, 1998.

         The 1996 Warrants have been issued pursuant to a 1996 Warrant Agreement dated as of May 1, 1996, by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 5,200,000 1996 Warrants to the Selling Shareholders pursuant to the 1996 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of June 30, 1998, 4,332,000 1996 Warrants were exercised and 868,000 remain outstanding.

         The Company has, at its expense, registered for resale the Common Stock underlying the 1996 Warrants under the Act, and has exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1996 Warrants are located.

         The exercise price of the 1996 Warrants and the number of shares of Common Stock issuable upon exercise of the 1996 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1996 Warrant holders shall, at the option of the Company, be required to exercise the 1996 Warrants immediately prior to the closing of the transaction, or such 1996 Warrants shall automatically expire. Upon such exercise, the 1996 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1996 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1996 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1996 Warrant Termination Date.

1995 Common Stock Purchase Warrants

         Each 1995 Warrant entitles its holder to immediately purchase one share of Common Stock. The exercise price was $.25 through October 31, 1997, and $.50 thereafter, or such lower exercise price as may be determined by the Company from time to time. The 1995 Warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by the Company. In July 1998, the Company authorized a temporary reduction in the exercise price of each outstanding 1995 Warrant to $.20 through the close of business on September 30, 1998.

         The 1995 Warrants have been issued pursuant to a 1995 Warrant Agreement dated as of June 21, 1995, by and between the Company and American Stock Transfer & Trust Company, the warrant agent. The Company issued 5,100,000 1995 Warrants to the Selling Shareholders pursuant to the 1995 Warrant Agreement in a transaction exempt from the registration requirements of the Act and applicable state securities laws. As of June 30, 1998, 4,427,000 1995 Warrants were exercised and 673,000 remain outstanding.

         The Company has registered for resale the Common Stock underlying the 1995 Warrants under the Act, and has registered or exempted from registration such Common Stock for resale by non-affiliates of the Company in those states in which the holders of the 1995 Warrants are located.

         The exercise price of the 1995 Warrants and the number of shares of Common Stock issuable upon exercise of the 1995 Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the Common Stock. Upon the merger, consolidation, sale of substantially all the assets of the Company, or other similar transaction, the 1995 Warrant holders shall, at the option of the Company, be required to exercise the 1995 Warrants immediately prior to the closing of the transaction, or such Warrants shall automatically expire. Upon such exercise, the 1995 Warrant holders shall participate on the same basis as the holders of Common Stock in connection with the transaction.

         The 1995 Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. Upon notice to the 1995 Warrant holders, the Company has the right, at any time and from time to time, to reduce the exercise price or to extend the 1995 Warrant Termination Date.

Shares Eligible for Future Sale

         Of the 40,163,837 shares of Common Stock issued and outstanding on June 30, 1998, 40,093,837 are freely transferable without restriction or further registration under the Act (other than shares held by "affiliates" of the Company), and the remaining 70,000 are "restricted securities". As of June 30, 1998, there were 618,236 shares of Preferred Stock issued and outstanding, 468,236 of which are freely transferable without further registration or restriction under the Act (other than shares held by "affiliates" of the Company), and the remaining 150,000 are "restricted securities". The 618,236 shares of Preferred Stock issued and outstanding as of June 30, 1998 are convertible into 6,182,360 shares of Common Stock. Of such shares of Common Stock, 4,682,360 would be fully transferrable without registration or regulation under the Act or eligible for sale under the Rule and 1,500,000 would not be eligible for sale.

         As set forth in the prior paragraph, there were 70,000 shares of Common Stock and 150,000 shares of Preferred Stock which are "restricted securities" and cannot be resold without registration. All of such shares would become eligible for sale under Rule 144 during calender year 1999.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or (ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

        As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), the Company's By-laws provide that Directors of the Company will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of the Company's Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock, Series A Preferred Stock, Series B Preferred Stock, 1998-C Warrants, 1998-B Warrants, 1998-A Warrants, 1997 Warrants, 1996-B Warrants, 1996 Warrants and 1995 Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

        The Common Stock is being registered to permit public secondary trading of the Common Stock by the Selling Shareholders from time to time after the date of this Prospectus. The Company has agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the Common Stock covered by this Prospectus.

         The Common Stock offered by the Selling Shareholders pursuant to this Prospectus may be sold from time to time by the Selling Shareholders. The sale of the Common Stock offered hereby by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sale of the Common Stock and will pay all selling commissions, if any, applicable to the sale of the Common Stock. The Company is responsible for all other expenses incident to the offer and sale of the Common Stock.

        In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless it has been registered or qualified for resale by the Selling Shareholder in the applicable state or an exemption from the registration or qualification requirement is available and complied with.


                                  LEGAL MATTERS

         The validity of the Common Stock has been passed upon for the Company by Lurio & Associates P.C., Philadelphia, Pennsylvania 19103.


                                     EXPERTS


         The consolidated financial statements of USA Technologies, Inc. at June 30, 1998 and 1997, and for each of the two years in the period ended June 30, 1998, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.


Report of Independent Auditors                                       F-1

Consolidated Balance Sheets                                          F-2

Consolidated Statements of Operations                                F-3

Consolidated Statements of Shareholders' Equity                      F-4

Consolidated Statements of Cash Flows                                F-6

Notes to Consolidated Financial Statements                           F-7

                        Report of Independent Auditors

To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Technologies, Inc. at June 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 1998, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.


                                            /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
August 17, 1998

                            USA Technologies, Inc.

                          Consolidated Balance Sheets


                                                                                             June 30
                                                                                     1998               1997
                                                                                ----------------------------------
Assets
Current assets:
    Cash and cash equivalents                                                    $    324,824        $    630,266
    Accounts receivable less allowance
       for uncollectible accounts of $23,764 and
       $19,345 in 1998 and 1997, respectively                                         222,743             127,318
    Inventory                                                                         436,971             378,318
    Stock subscriptions receivable                                                     19,875              60,000
    Prepaid expenses and deposits                                                      20,515              15,670
                                                                                ---------------------------------
Total current assets                                                                1,024,928           1,211,572

Property and equipment, net                                                           151,906             178,457
Other assets                                                                           10,250              20,250
                                                                                ---------------------------------
Total assets                                                                     $  1,187,084        $  1,410,279
                                                                                =================================

Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                             $    576,787        $    474,646
    Accrued expenses                                                                  430,643              46,742
    Current obligations under capital leases                                           22,810              18,270
                                                                                ---------------------------------
Total current liabilities                                                           1,030,240             539,658

Obligations under capital leases, less current portion                                  1,669              24,480
                                                                                ---------------------------------
Total liabilities                                                                   1,031,909             564,138

Shareholders' equity:
   Preferred Stock, no par value:
     Authorized shares - 1,200,000
     Series A Convertible issued and outstanding shares - 618,236 and 861,205 at June 30, 1998 and 1997, respectively (liquidation
       preference of $8,625,010 at June 30, 1998)                                   4,538,114           7,024,811
   Common Stock, no par value:
     Authorized shares - 62,000,000 and 55,000,000 at
       June 30, 1998 and 1997, respectively
     Issued and outstanding shares - 40,163,837 and
       29,969,934 at June 30, 1998 and 1997, respectively                          11,223,213           4,355,334
   Accumulated deficit                                                            (15,606,152)        (10,534,004)
                                                                                ---------------------------------
Total shareholders' equity                                                            155,175             846,141
                                                                                ---------------------------------
Total liabilities and shareholders' equity                                       $  1,187,084        $  1,410,279
                                                                                =================================


See accompanying notes.

                            USA Technologies, Inc.

                     Consolidated Statements of Operations


                                                                    Year ended June 30
                                                                1998               1997
                                                           ---------------------------------

Revenues:
    Equipment sales                                        $  1,588,487        $    490,614
    License and transaction fees                                236,742             117,158
                                                           --------------------------------
Total revenues                                                1,825,229             607,772

Operating expenses:
    General and administrative                                2,213,984           2,040,163
    Compensation                                              1,909,682           1,080,458
    Cost of sales                                             1,261,729             525,090
    Depreciation and amortization                               116,255              97,250
                                                           --------------------------------
Total operating expenses                                      5,501,650           3,742,961
                                                           --------------------------------
                                                             (3,676,421)         (3,135,189)
Other income (expense):
    Interest income                                              18,225              26,676
    Interest expense                                             (8,443)            (12,199)
    Joint Venture activities                                     98,358                --
                                                           --------------------------------
Total other income (expense)                                    108,140              14,477
                                                           --------------------------------
Net loss                                                     (3,568,281)         (3,120,712)

Cumulative preferred dividends and other adjustments         (1,754,566)         (1,243,295)
                                                           --------------------------------
Loss applicable to common shares                           $ (5,322,847)       $ (4,364,007)
                                                           ================================

Loss per common share (basic and diluted)                  $      (0.15)       $      (0.21)
                                                           ================================

Weighted average number of common shares
    outstanding (basic and diluted)                          35,320,477          20,984,381
                                                           ================================


See accompanying notes.

                            USA Technologies, Inc.

                Consolidated Statements of Shareholders' Equity


                                                Series A
                                               Convertible
                                                Preferred        Common        Accumulated
                                                  Stock           Stock          Deficit           Total
                                             ------------------------------------------------------------------

Balance, June 30, 1996                         $  6,776,132     $ 2,720,201    $  (7,296,143)  $    2,200,190
Issuance of 687,000 shares of Common Stock
   in exchange for consulting services                    -         277,198                -          277,198
Conversion of 24,170 shares of Convertible
   Preferred Stock to 273,800 shares of
   Common Stock                                    (206,009)        206,009                -                -
Conversion of $39,001 of cumulative
   preferred dividends into 39,001 shares of
   Common Stock at $1.00 per share                        -          39,001          (39,001)               -
Conversion of $78,148 of cumulative
   preferred dividends into 94,157 shares of
   Common Stock at $ .83 per share                        -          78,148          (78,148)               -
Common Stock warrants exercised - 3,202,000
   at $ .20 per warrant, net of offering
   costs                                                  -         576,108                -          576,108
Issuance of 9,350 shares (9.35 units) of
   Convertible Preferred Stock at $10.00 per
   share in connection with the 1996B
   Private Placement                                 93,500               -                -           93,500
Issuance of 80,000 shares (40 units) of
   Convertible Preferred Stock at $5.00 per
   share in connection with the 1997 Private
   Placement, net of offering costs                 361,188               -                -          361,188
Exercise of 150,000 Common Stock options at
   $ .05 per share                                        -           7,500                -            7,500
Issuance of Common Stock in connection with
   convertible security placement
   (Note 9), net of offering costs                        -         451,169                -          451,169
Net loss                                                  -               -       (3,120,712)      (3,120,712)
                                              -----------------------------------------------------------------
Balance, June 30, 1997                            7,024,811       4,355,334      (10,534,004)         846,141


                            USA Technologies, Inc.


                                                Series A
                                               Convertible
                                                Preferred        Common        Accumulated
                                                  Stock           Stock          Deficit           Total
                                             ------------------------------------------------------------------

Issuance of 205,000 shares of Common Stock    $           -   $      68,096   $            -    $      68,096
   in exchange for consulting services
Issuance of 9,500 shares of Common Stock to
   employees as compensation                              -           2,565                -            2,565
Conversion of 392,969 shares of Convertible
   Preferred Stock to 4,664,525 shares of
   Common Stock                                  (3,188,207)      3,188,207                -                -
Conversion of $1,388,772 of cumulative
   preferred dividends into 1,674,547 shares
   of Common Stock at $ .83 per share                     -       1,388,772       (1,388,772)               -
Conversion of $115,095 of cumulative
   preferred dividends into 115,095 shares
   of Common Stock at $1.00 per share                     -         115,095         (115,095)               -
Common Stock warrants exercised - 3,710,000
   at $ .15 per warrant                                   -         556,500                -          556,500
Common Stock warrants exercised - 2,819,000
   at $ .20 per warrant, net of offering
   costs                                                  -         521,639                -          521,639
Common Stock warrants exercised - 1,871,000
   at $ .25 per warrant                                   -         467,750                -          467,750
Exercise of 70,000 Common Stock options -
   at $ .05 per share                                     -           3,500                -            3,500
Exercise of 4,500 Common Stock purchase
   rights - at $.25 per share                             -           1,125                -            1,125
Cancellation of 4,365,000 shares of Common
   Stock by the President of the Company                  -               -                -                -
Issuance of 150,000 shares (75 units) of
   Convertible Preferred Stock at $5.00 per
   share, in connection with 1997B Private
   Placement, net of offering costs                 701,510               -                -          701,510
Reduction in exercise price below the fair
   market value for 1,896,000 Common
   Stock options                                          -         554,630                -          554,630
Net loss                                                  -               -       (3,568,281)      (3,568,281)
                                              =================================================================
Balance, June 30, 1998                        $   4,538,114   $  11,223,213   $  (15,606,152)   $     155,175
                                              =================================================================

See accompanying notes.

                            USA Technologies, Inc.

                     Consolidated Statements of Cash Flows


                                                                                  Year ended June 30
                                                                               1998               1997
                                                                       ----------------------------------

Operating activities
Net loss                                                               $    (3,568,281)   $    (3,120,712)
Adjustments to reconcile net loss to net cash
    used in operating activities:
       Compensation charges incurred in
          connection with the issuance of Common Stock
          and repricing of Common Stock options                                625,291            277,198
       Depreciation and amortization                                           116,255             97,250
       Provision for allowance for uncollectible accounts                       10,441             19,345
       Changes in operating assets and liabilities:
          Accounts receivable                                                 (105,866)          (146,663)
          Inventory                                                           (147,634)            48,073
          Prepaid expenses, deposits, and other assets                           5,155              9,702
          Accounts payable                                                     102,141            172,797
          Accrued expenses                                                     383,901             (8,332)
                                                                       ----------------------------------
Net cash used in operating activities                                       (2,578,597)        (2,651,342)

Investing activities
Purchase of property and equipment                                                (723)           (17,855)
                                                                       ----------------------------------
Net cash used in investing activities                                             (723)           (17,855)

Financing activities
Net proceeds from issuance of Common Stock and
    exercise of Common Stock warrants                                        1,530,639          1,141,126
Net proceeds from issuance of Convertible
    Preferred Stock                                                            761,510            394,688
Repayment of principal on capital lease obligations                            (18,271)            (9,707)
                                                                       ----------------------------------
Net cash provided by financing activities                                    2,273,878          1,526,107
                                                                       ----------------------------------

Net decrease in cash and cash equivalents                                     (305,442)        (1,143,090)
Cash and cash equivalents at beginning of year                                 630,266          1,773,356
                                                                       ----------------------------------
Cash and cash equivalents at end of year                               $       324,824    $       630,266
                                                                       ==================================

Supplemental disclosures of cash flow information:

Conversion of Convertible Preferred Stock to
    Common Stock                                                       $     3,188,207    $       206,009
                                                                       ==================================
Conversion of Cumulative Preferred Dividends to
    Common Stock                                                       $     1,503,867    $       117,149
                                                                       ==================================
Transfer of inventory to property and equipment                        $        88,981    $             -
                                                                       ==================================
Stock subscription receivable                                          $        19,875    $        60,000
                                                                       ==================================
Capital lease obligations incurred                                     $             -    $        22,200
                                                                       ==================================
Cash paid during the year for interest                                 $        18,777    $        10,549
                                                                       ==================================


See accompanying notes.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 1998

1. Business

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company is a provider and licensor of unattended, credit card activated control systems for the copying, debit card and personal computer industries. The Company's customers are principally located in the United States and are comprised of hotels, retail locations, university libraries, and public libraries. The Company generates its revenues from the direct sale of equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee.

During September 1996, the Company commenced offering the Business Express(TM) principally to the hospitality industry, which combined the Company's business applications for computers, copiers and facsimile machines into a kiosk type unit. During September 1997, the Company entered into a joint venture agreement (Joint Venture) with Mail Boxes Etc. ("MBE") and commenced selling the MBE Business Express(TM) ("MBEX") primarily to hotels located in the United States (Note 3).

2. Accounting Policies

Basis of Financial Statement Presentation

The consolidated statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial losses of approximately $3.6 million and approximately $3.1 million during the fiscal years ending June 30, 1998 and 1997, respectively, and cumulative losses from its inception through June 30, 1998 amounting to approximately $12.9 million. Losses have continued through August 1998. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, raising capital from private placements (Notes 14 and 15), the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements



2. Accounting Policies (continued)

Development Stage Corporation

During the quarter ended June 30, 1998, the Company determined that it is no longer designated as a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7 Development Stage Enterprises. During its development stage, the Company devoted a substantial portion of its efforts toward raising capital, research and development, establishing new business and developing new products and markets. The strategic alliances entered into during the year ended June 30, 1998 (Note 3) have provided the Company with the ability to complete its transition from a development stage enterprise to an enterprise focusing on marketing its products and its commercial operations.

Consolidation

The consolidated financial statements include the accounts of the Joint Venture (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. At June 30, 1998, cash equivalents were comprised of a money market fund and certificates of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements

2. Accounting Practices (continued)

Property and Equipment

Property and equipment are recorded at cost. Property and equipment consists of control systems, which generate monthly transaction fees from usage and are depreciated using the straight-line method over three years, and furniture and vehicles, which are depreciated using the straight-line method over seven and five years, respectively, for financial statement purposes and accelerated methods for income tax reporting purposes.

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License and transaction fee revenue is recognized upon the usage of the Company's credit card activated control systems.

Research and Development

Research and development costs are charged to operations as incurred. Such research and development costs amounted to approximately $199,000 and $344,000 for the years ended June 30, 1998 and 1997, respectively. These costs are reflected in general and administrative and compensation expenses in the accompanying consolidated financial statements.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain expenses, and the periods of amortization and depreciation of certain assets.

Accounting for Stock Options

During 1995, the Financial Accounting Standards Board issued Statement No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. SFAS 123 provides companies with a choice to follow the provisions of SFAS 123 in determination

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements

2. Accounting Practices (continued)

Accounting for Stock Options (continued)

of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a proforma basis in
Note 11.

Loss Per Common Share

During February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("SFAS 128"), Earnings per Share, which was adopted by the Company during the quarter ending December 31, 1997. SFAS 128 replaced the calculation of primary and fully diluted earnings per share. Basic earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding for the period plus the dilutive effect of stock options. SFAS 128 had no impact on the calculation of the Company's previously reported primary and fully diluted loss per common share. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed because the assumed exercise of these securities would be antidilutive.

Impact of Recent Accounting Pronouncements

During June 1997, the Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income ("SFAS 130") and Statement No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 130 requires financial statement reporting of all non-owner related changes in equity for the periods presented. SFAS 131 requires disclosure about revenue, earnings and other financial information pertaining to business segments by which a company is managed, as well as factors used by management to determine segments. Both SFAS 130 and

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


2. Accounting Practices (continued)

Impact of Recent Accounting Pronouncements (continued)

SFAS 131 are effective for fiscal years beginning after December 15, 1997. The Company is in the process of evaluating the disclosure requirements of these standards and believes the adoption of SFAS 130 and SFAS 131 will have no material effect on the Company's results of operations or its financial condition.

3. Joint Venture

During September 1997, the Company entered into a five year 50/50 (unless otherwise specified) Joint Venture Agreement with Mail Boxes Etc. ("MBE"). The Joint Venture operates under the name "MBE Express Joint Venture" (hereinafter referred to as "Joint Venture") and will exclusively sell and market the Company's Business Express(TM) product under the name MBE Business Express(TM). Gross profits earned by the Joint Venture from sales on a National Account level and sales referred to the Joint Venture by MBE franchisees are split equally by the partners. Any sales generated by either of the partners responsible for obligating the customer for the sale would receive 75% of the gross profit and the other partner would receive 25% of the gross profit. The agreement also allows the Company to have the option to directly sell its Business Express products. Sharing of the transaction fees earned varies based on the initiator of the sale of the MBE Business Express(TM). All other revenues and expenses of the Joint Venture are shared equally by the partners. Reimbursements due from the Joint Venture partner of $98,358 are recorded against other amounts payable to MBE at June 30, 1998.

The Joint Venture Agreement specifies that if certain sales goals are not met by the Joint Venture, the Company may terminate the exclusivity provisions of the agreement after the second year. In this regard, if 2,000 business centers are not sold by September 24, 1999, the exclusivity provisions may be terminated. The Joint Venture may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty-day period to cure any alleged breach (Note 15).

During the year ended June 30, 1998, the Company delivered to MBE 195 control boxes to be used by its MBE franchisees. Through June 30, 1998, 7 control systems were installed in MBE franchise operations. During April 1998, MBE agreed to accept an additional 600 control boxes which are scheduled to be shipped at the rate of 100 units per month commencing in September 1998 (See
Note 15).

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements

3. Joint Venture (continued)

At June 30, 1998, the Joint Venture recorded accounts payable to MBE of approximately $248,000 which principally represents amounts payable for inventory and other expenditures paid by MBE on behalf of the Joint Venture.

During February 1998, Prime Hospitality Corp. ("Prime") entered into an agreement with the Joint Venture whereby Prime would purchase a minimum of 100 MBE Business Express(TM) units for installation at its owned and managed hotels for a purchase price of approximately $2 million. The agreement provided for a 90-day trial period on 6 units and if such trial was successful, Prime would order the remaining 94 units. During June 1998, the Joint Venture was notified by Prime that the trial period was successful and accordingly, the remaining 94 units will be purchased by Prime prior to June 1999.

During March 1998, the Joint Venture entered into an agreement with International Business Machines Corporation ("IBM") whereby IBM agreed to be the executional partner for certain aspects of the Joint Venture's business, including project management services, asset procurement and inventory financing, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. Under this agreement, IBM will also assist the Joint Venture with marketing and technology exchange. This agreement is expected to commence in the first quarter of fiscal 1999.

4. Property and Equipment

Property and equipment consist of the following:

                                                         June 30
                                                 1998                1997
                                            ----------------------------------

Control systems                             $      357,021      $      269,590
Furniture and equipment                             75,710              73,437
Vehicles                                            10,259              10,259
                                            ----------------------------------
                                                   442,990             353,286
Less accumulated depreciation                      291,084             174,829
                                            ----------------------------------
                                            $      151,906      $      178,457
                                            ==================================

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements

5. Accrued Expenses

Accrued expenses consist of the following:
                                                           June 30
                                                   1998               1997
                                            ------------------------------------

Accrued product warranty costs               $       102,520    $             -
Accrued software license and
   support costs                                      84,297                  -
Accrued compensation and related
   sales commissions                                  79,147              3,698
Accrued professional fees                             76,000                  -
Accrued sales tax                                     44,630             25,559
Accrued other                                         30,524              7,144
Advanced customer billings                            13,525                  -
Accrued rent                                               -             10,341
                                            ====================================
                                             $       430,643    $        46,742
                                            ====================================

6. Related Party Transactions

At June 30, 1998 and 1997, approximately $26,000 and $27,000, respectively, of the Company's accounts payable were due to several shareholders for various legal and technical services performed. During the years ended June 30, 1998 and 1997, the Company incurred approximately $340,000 and $308,000, respectively, for these services.

7. Commitments

During November 1997, the Company entered into a new Employment and Non-Competition Agreement through June 30, 2000 (the Employment Agreement) with the Company's President, providing for a base annual salary of $100,000. The Employment Agreement is automatically renewed annually thereafter unless canceled by either the President or the Company. In connection with the Employment Agreement, the President canceled an aggregate of 4,365,000 shares of Common Stock held in escrow in accordance with the terms as described in
Note 12. The Employment Agreement also granted the President in the event of a "USA Transaction," as defined, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals five percent of all the then issued and outstanding shares of the Company's Common Stock. The President is not required to pay any additional consideration for such shares. The stock rights have no expiration and are not affected by the President's termination of employment.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements

7. Commitments (continued)

The Company conducts its operations from various facilities under operating leases. Rental expense under such arrangements was approximately $70,000 and $94,000 during the years ended June 30, 1998 and 1997, respectively.

During the year ended June 30, 1997, the Company entered into agreements to lease $22,200 of computer equipment which was accounted for as a capital lease. This computer equipment is included in control systems in the accompanying consolidated financial statements. Lease amortization of $18,862 and $17,600 is included in depreciation expense for the years ended June 30, 1998 and 1997, respectively.

Future minimum lease payments subsequent to June 30, 1998 under capital and noncancelable operating leases are as follows:

                                                            Capital         Operating
                                                            Leases            Leases
                                                         ---------------------------------

1999                                                     $     26,055      $     79,900
2000                                                            1,717            34,200
2001                                                                -             9,000
                                                         ------------------------------
Total minimum lease payments                                   27,772      $    123,100
                                                                         ==============
Less amount representing interest (25% per annum)               3,293
                                                         ----------------
Present value of net minimum lease payments                    24,479
Less current obligation under capital leases                   22,810
                                                         ----------------
Obligation under capital leases, less current portion    $      1,669
                                                         ================


During May 1998, the Company entered into an agreement with a vendor (on behalf of the Joint Venture) whereby the Company committed to acquire 1,500 control systems for approximately $780,000. The control systems are anticipated for delivery by the Company through the quarter ending March 31, 1999. As more fully discussed in Note 15, certain of these control systems have recently become the subject of litigation.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements

8. Income Taxes

At June 30, 1998 and 1997, the Company had federal net operating loss carryforwards of approximately $11,231,000 and $8,181,000, respectively, to offset future federal taxable income expiring through 2013. Additionally, at June 30, 1998 and 1997, the Company had state net operating loss carryforwards of approximately $8,655,000 and $5,753,000, respectively, to offset future state taxable income expiring through 2008. At June 30, 1998 and 1997, the Company recorded a deferred tax asset of $4,905,000 and $3,402,000, respectively, which were reduced by a valuation allowance of the same amount as the realization of these deferred tax assets are not certain.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                                June 30
                                                                       1998                 1997
                                                                   ----------------------------------
Deferred tax asset:
   Net operating loss carryforwards                                 $  4,384,000      $     3,081,000
   Compensation expense on stock option re-pricing                       222,000                    -
   Deferred research and development costs                               207,000              226,000
   Deferred pre-operating costs                                           18,000               84,000
   Other temporary differences                                            81,000               20,000
                                                                   ----------------------------------
                                                                       4,912,000            3,411,000
Deferred tax liabilities:
   Depreciation                                                           (7,000)              (9,000)
                                                                   ----------------------------------
Deferred tax asset, net                                                4,905,000            3,402,000
Valuation allowance                                                   (4,905,000)          (3,402,000
                                                                   ==================================
                                                                    $          -      $             -
                                                                   ==================================


The timing and manner in which the Company can utilize operating loss carryforwards and future tax deductions for capitalized items in any year was limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations. The Company believes that such limitation may have an impact on the ultimate realization of its carryforwards and future tax deductions.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


9. Preferred Stock

The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to ten votes and is convertible at any time into ten shares of Common Stock. Each share of Common Stock entitles the holder to one voting right. During the period from March 24, 1997 to December 31, 1997, each share of Series A Preferred Stock was convertible into twelve shares of Common Stock. Series A Convertible Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 1998 and 1997 amounted to $2,442,650 and $2,837,086, respectively. Cumulative unpaid dividends are convertible into common shares at $1.00 per common share at the option of the shareholder. During the period from March 24, 1997 to December 31, 1997, the cumulative unpaid dividends were convertible into common shares at $.83 per common share. During the years ended June 30, 1998 and 1997, certain holders of the Preferred Stock converted 392,969 and 24,170 shares, respectively, into 4,664,525 and 273,800 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $1,503,867 and $117,149, respectively, into 1,789,642 and 133,158 shares of
Common Stock at June 30, 1998 and 1997, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 1998. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

10. Common Stock Transactions

During June 1998, the Company's shareholders approved an increase in the number of the Company's authorized common stock shares from 55,000,000 to 62,000,000.

During January 1998, the Company's Board of Directors authorized a $750,000 private placement offering of 75 units at a unit price of $10,000. Each unit included 2,000 shares of Convertible Preferred Stock and 50,000 1998-A Common Stock purchase warrants at an exercise price of $.15 through June 30, 1998 and $.40 thereafter through March 5, 2003. The Company terminated this offering during February 1998 selling all 75 units and

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


10. Common Stock Transactions (continued)

generating net proceeds of $701,510 ($750,000 less offering costs of $48,490). Through June 30, 1998, 3,710,000 1998-A warrants were exercised at $.15 per warrant generating gross proceeds of $556,500. At June 30, 1998, there were 40,000 1998-A Common Stock purchase warrants outstanding.

On June 23, 1997, the Company closed on a private placement offering of Convertible Debentures (the Placement) resulting in net proceeds to the Company of $451,169 ($500,000 less offering costs of $48,831). The Placement was issued pursuant to Regulation S of the Securities Act of 1933 to five qualified purchasers, as defined, (Purchasers). The Placement was convertible by the Purchasers into Common Stock at any time after 45 days from issuance (August 7, 1997) and through the Placement's maturity of June 1, 2002 at the option of the Purchaser. The Company had the right to redeem the unconverted portion of the Placement at any time after June 23, 1998 through June 1, 2002. The conversion or redemption rate (hereinafter referred to as conversion rate) was equal to the lesser of 100% of the average closing bid price of the Common Stock for the five trading days immediately preceding June 23, 1997, or 65% of the average closing bid price of the Common Stock for the five trading days immediately preceding the date prior to the conversion or redemption date. Upon maturity (unless converted or redeemed prior thereto), the Placement would be automatically converted into shares of Common Stock at the conversion rate. As the terms and intent of the Placement were to raise equity for the Company through the issuance of Common Stock, and the terms of the Placement do not provide for the repayment of principal in cash, the substance of the Placement is that of an equity transaction and, accordingly, the net proceeds have been reflected as Common Stock in the accompanying consolidated financial statements.

As a requirement to the closure of the Placement, the Company placed an aggregate of 2,500,000 shares of Common Stock in escrow to ensure such shares would be available upon conversion of the Placement by the Purchasers. As the 2,500,000 shares held in escrow were legally issued and outstanding at June 30, 1997, such shares were included in the common shares issued and outstanding in the June 30, 1997 balance sheet. During fiscal year 1998, the entire Placement was converted (at varying prices) into 1,915,736 of common shares. Accordingly, the Placement and escrow shares were canceled and the appropriate number of shares of Common Stock were issued to the Purchasers.

Certain affiliates of the placement agent were issued non-detachable Common Stock purchase warrants, exercisable immediately, to purchase up to 2,000,000 shares of the Company's Common Stock at $.20 per warrant at any time through June 22, 2002. As of June 30, 1998, 900,000 of these warrants were exercised generating gross proceeds of $180,000.

During March 1997, the Company's Board of Directors authorized a $1,100,000 private placement offering of 110 units at a unit price of $10,000. Each unit included 2,000 shares of Convertible Preferred Stock and 40,000 1997 Common Stock purchase warrants at an exercise price of $.20 through October 31, 1997 (extended from the original date of August 31, 1997) and $.40 thereafter through February 28, 2002. During June 1997, the Company's Board of Directors authorized the reduction of this offering to a maximum of 40 units at an aggregate sales price of $400,000. As of June 30, 1997, 40 units were sold, generating net proceeds of $361,189 ($400,000 less offering costs of $38,811). The stock subscriptions receivable of $60,000 as of June 30, 1997, recorded in connection with this offering were collected in August 1997. The Company terminated this offering on July 3, 1997. During the year ended June 30, 1998, 1,585,000 warrants were exercised at $.20 per warrant generating gross proceeds of $317,000. At June 30, 1998 and 1997, 15,000 and 1,600,000, respectively, of 1997
Common Stock purchase warrants were outstanding.

During November 1996, the Company's Board of Directors authorized a $200,000 private placement offering of 20 units at a unit price of $10,000. Each unit included 1,000 shares of Series A Convertible Preferred Stock and 40,000 1996-B Common Stock purchase warrants at an exercise price of $.20 per share through October 31, 1997 (extended from original date of August 31, 1997) and $.30 per share through February 28, 2002. The offering closed during February 1997 resulting in the sale of 93.5 units generating gross proceeds of $93,500. During the year ended June 30, 1998, 334,000 warrants were exercised at $.20 per warrant generating gross proceeds of $66,800. At June 30, 1998 and 1997, 40,000 and 374,000, respectively, of 1996-B Common Stock purchase warrants were outstanding.

During 1996, the Company issued Common Stock purchase warrants (the 1996 warrants) which are exercisable at any time on or before May 31, 2001, unless such date is extended by the Company. Each 1996 warrant entitles the holder to purchase one share of Common Stock for $.40 through December 31, 1996 and for $.50 at any time thereafter. The exercise price of the 1996 warrants may be reduced by the Company at any time.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


10. Common Stock Transactions (continued)

During November 1996, the Company's Board of Directors reduced the exercise price of the 1996 warrants from $.40 to $.20 during the period November 1, 1996 through February 28, 1997, after which the exercise price returned to $.50. During September 1997, the Company's Board of Directors reduced the exercise price of the 1996 Common Stock purchase warrants from $.50 to $.25 through October 31, 1997. Thereafter the exercise price returned to $.50. During the years ended June 30, 1998 and 1997, 1,130,000 and 3,202,000 warrants were exercised generating gross proceeds of $282,500 and $640,400, respectively. At June 30, 1998 and 1997, respectively, there were 868,000 and 1,998,000 1996 Common Stock purchase warrants outstanding.

During 1995, the Company issued Common Stock purchase warrants (the 1995 warrants) which are exercisable at any time on or before January 31, 2001, unless such date is extended by the Company. Each 1995 warrant entitles the holder to purchase one share of Common Stock for $.50. The exercise price of the 1995 warrants may be reduced by the Company at any time. During September 1997, the Company's Board of Directors reduced the 1995 Common Stock purchase warrants from $.50 to $.25 through October 31, 1997. During the year ended June 30, 1998, 741,000 warrants were exercised at $.25 generating gross proceeds of $185,250. At June 30, 1998 and 1997, respectively, the Company had 673,000 and 1,414,000, 1995 Common Stock purchase warrants outstanding.

             At June 30, 1998 and 1997, the Company had outstanding 152,800 and 157,300 Common Stock purchase rights, respectively. These Common Stock purchase rights, issued in 1993, allow the holder to purchase shares of the Company's Common Stock at $1.00 per share and are exercisable through June 30, 2000. During April 1998, the Company's Board of Directors authorized a reduction in the exercise price of the purchase rights to $.25 per share through June 30, 1998.

At June 30, 1998, stock subscriptions receivable of $19,875 were collected during July 1998.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


11. Stock Options

The Company's Board of Directors has granted options to employees and consultants to purchase shares of Common Stock at or above fair market value. All options granted have 5 year terms and vest and become fully exercisable on the schedule established by the contract which granted the option. During fiscal year 1997, the Company's Board of Directors authorized the reduction in the exercise price of 650,000 options from $.65 to $.45 per share. These options were previously issued during the periods March 1996 through November 1996 and represented all options previously granted at $.65. The new exercise price of these options was equal to or greater than the fair market value of the Common Stock on the date of such reduction. During April 1998, the Company's Board of Directors authorized the reduction in the exercise price of 1,896,000 options from $.25-$.45 per share to $.05-$.20 per share. As the new exercise prices were below the fair market value of the Company's Common Stock on the date of repricing, the Company recorded a non-cash charge to compensation expense of approximately $555,000 during fiscal year 1998.

The following table summarizes all stock option activity:

                                       Common Shares
                                           Under             Exercise
                                          Options             Price
                                          Granted            Per Share
                                        -----------------------------

Balance at June 30, 1996                  3,335,000       $  .05-$.65
Granted                                     815,000       $  .25-$.65
Exercised                                  (150,000)      $  .05
Canceled                                    (29,000)      $  .45
                                        -----------------------------
Balance at June 30, 1997                  3,971,000       $  .05-$.50
Granted                                     300,000       $  .45-$.50
Exercised                                   (70,000)      $  .05
                                        -----------------------------
Balance at June 30, 1998                  4,201,000       $  .05-$.50
                                        =============================

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements



11. Stock Options (continued)

The price range of the outstanding and exercisable common stock options at June 30, 1998 is as follows:

                                         Weighted
                                         Average                                                      Weighted
                                        Remaining                                                     Average
 Option Exercise       Options        Contract Life      Weighted Exercise            Options         Exercise
     Prices          Outstanding          (Yrs.)               Price                Exercisable        Price
-----------------------------------------------------------------------------------------------------------------

   $   0.05                 50,000           3.03          $    0.05                       50,000      $   0.05
   $   0.10                450,000           2.23          $    0.10                      450,000      $   0.10
   $   0.15              1,321,000           2.36          $    0.15                    1,283,500      $   0.15
   $   0.20                 75,000           0.33          $    0.20                       75,000      $   0.20
   $   0.25              1,315,000           1.46          $    0.25                    1,315,000      $   0.25
   $   0.45                840,000           3.58          $    0.45                      490,000      $   0.45
   $   0.50                150,000           3.56          $    0.50                      150,000      $   0.50
                         ---------                         ----------                   ---------
                         4,201,000                         $    0.25                    3,813,500
                         =========                         ==========                   =========

Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                                                   June 30
                                                                          1998                1997
                                                                    --------------------------------------
Net loss applicable to common shares as
reported under APB 25:                                               $    (5,322,847)   $    (4,364,007)
Stock option expense per SFAS 123                                           (391,704)          (137,013)
                                                                    --------------------------------------
Pro forma net loss                                                   $    (5,714,551)   $    (4,501,020)
Pro forma net loss per common share                                  $          (.16)   $         (.21)
Loss per common share as reported                                    $          (.15)   $         (.21)

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 1998 and 1997; risk-free interest rate of 5.5%; an expected life of 2 years; no expected cash dividend payments on common stock and volatility factors of the expected market price of the Company's common stock, based on historical volatility of 0.793 and 0.765, respectively.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


11. Stock Options (continued)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options.

12. Escrow and Cancellation Arrangements

At the request of the Pennsylvania Securities Commission, all of the executive officers and directors of the Company serving at the commencement of the initial public offering of the Company agreed to place in escrow 8,395,000 shares, as adjusted, beneficially owned by them until December 29, 1996. Under certain circumstances as outlined by the Pennsylvania Securities Commission, the President's shares were to be held in escrow for an additional period of time, but not later than June 30, 1998. Additionally, the President of the Company agreed that his 4,365,000 escrowed common shares would be canceled by the Company and would no longer be issued and outstanding unless certain performance measures as specified by the Commission were achieved by June 30, 1998. During November 1997, in connection with a new Employment and Non-competition Agreement entered into by the Company with the President, the President canceled his 4,365,000 escrowed common shares.

13. Retirement Plan

During July 1997, the Company adopted a Savings and Retirement Plan (the Plan) which allows employees who have attained the age of 21 and have completed one year of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. The Plan does not provide for any matching contribution by the Company, however, the Board of Directors may authorize, at its sole discretion, Company contributions to the Plan. During fiscal year 1998, there were no contributions made to the Plan by the Company.

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements



14. Subsequent Events

During July 1998, the Company's Board of Directors authorized a $700,000 private placement offering of 70 units at a unit price of $10,000. Each unit includes 2,000 shares of Convertible Preferred Stock and 50,000 1998-B Common Stock purchase warrants at an exercise price of $.15 through January 1, 1999 and $.40 thereafter for five years after the termination of the offering. The Company terminated the offering on August 17, 1998. As of August 17, 1998, 27.8 units were sold generating gross proceeds of $278,000.

During July 1998, the Company's Board of Directors reduced the exercise price of the 1995 Common Stock purchase warrants and the 1996 Common Stock purchase warrants from $.50 to $.25 through September 30, 1998. Thereafter, the exercise price will return to $.50.


15. Events (Unaudited) Subsequent to the Date of the Auditors' Report

During August 1998, the Company notified MBE that MBE breached the Joint
Venture Agreement (Note 3). Specifically, the Company indicated that MBE entered into an arrangement with another vendor which was a violation of the Joint Venture Agreement which obligates MBE to solely use the Company's control boxes. On September 3, 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California alleging that the 195 control boxes purchased by MBE were defective and seeks a refund of the purchase price in the amount of $141,260, plus lost profits claimed to be several hundred thousand dollars. Additionally, the complaint seeks a declaratory judgment that MBE is not obligated to purchase the control boxes ordered in April 1998 (none of which have been delivered as of September 24, 1998). The complaint filed does not relate to the Joint Venture Agreement but solely to MBE's In-Center Workstation (ICW) program and states that MBE is willing to proceed in accordance with the Joint Venture Agreement. In October 1998, the Company had the case removed to the United States District Court for the Southern District of California. The Company also filed a motion to have the case stayed and/or dismissed pending the arbitration proceedings described below. The Company believes the claim to be without merit and that it will prevail in this action. Accordingly, there has been no provision for this action in the accompanying consolidated financial statements.

         On September 28, 1998, the Company commenced arbitration proceedings against MBE as provided for in the MBE Joint Venture Agreement. The Company alleges that MBE breached the MBE Joint Venture Agreement, by among other things, negotiating with and utilizing a competitor of the Company in connection with MBE's ICW Project. The Company believes that such action violated the exclusivity provisions of the MBE Joint Venture Agreement which required MBE to use USA for the ICW Project. The Company also alleges that MBE wrongfully used and disclosed to the competitor certain proprietary information of the Company. The Company seeks a declaration that MBE is required to use the Company in connection with MBE's ICW Project, that MBE accept delivery and pay the purchase price of $428,000 for the 600 terminals ordered by MBE in April 1998, and that MBE pay to the Company monetary damages believed by the Company to be in excess of $5,000,000 for MBE's breach. The complaint states that the Company has always fully performed and intends to continue to fully perform its duties and obligations under the MBE Joint Venture Agreement. MBE has filed an answer to the Company's complaint denying the allegations in the complaint. As of the date hereof, no date has been set for the arbitration proceedings.

On August 25, 1998, the Company notified MBE that MBE was in breach of the Joint Venture Agreement, and on October 2, 1998, MBE notified the Company that the Company was in breach of the Joint Venture Agreement. The Joint Venture Agreement provides that it may be terminated by the non-breaching party if any breach is not cured within sixty days. The Company has not terminated the Joint Venture Agreement as of the date hereof as permitted thereunder.


During September 1998, the Company's Board of Directors authorized a $2,000,000 private placement offering (the "Offering") of 200 units at a unit price of $10,000. Each unit of the Offering shall consist of a 12%
Senior Note in the principal amount of $10,000, 15,000 1998-C Common Stock purchase warrants and 1,000 shares of Series B Equity Participating Preferred Stock. Each 1998-C Common Stock purchase warrant entitles the holder to purchase 1 share of common stock for $.10 at any time through

                            USA Technologies, Inc.

                  Notes to Consolidated Financial Statements


15. Events (Unaudited) Subsequent to the Date of the Auditors' Report
(continued)

December 31, 2001. Each share of Series B Preferred Stock is automatically convertible into 40 shares of Common Stock at the time of a "USA Transaction," as defined. In connection with this Offering, the Board of Directors also authorized the creation of 200,000 shares of a new Series B Equity Participating Preferred Stock. The offering commenced on September 28, 1998, and through October 31, 1998 generated gross proceeds of $150,000.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

        Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. The Company's Bylaws substantively provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

        Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. The Company's By-laws eliminate the personal liability of the directors to the fullest extent permitted by
Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

        The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Common Stock, other than underwriting discounts and commissions.




Securities and Exchange Commission - Registration Fee .           $   180.81
Blue Sky fees and expenses. . . . . . . . . . . . . . .           $ 9,819.19
Printing and Engraving Expenses . . . . . . . . . . . .           $ 5,000.00
Accounting Fees and Expenses. . . . . . . . . . . . . .           $15,000.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .           $10,000.00
                                                                  ----------

         Total . . . . . . . . . . . . . . . . . .                $40,000.00
                                                                  ----------





Item 26. Recent Sales of Unregistered Securities.


        During the three years immediately preceding the date of the filing of this Registration Statement, the following securities were issued by the Company without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.


        During February 1996, the Company sold 50,000 shares of Preferred Stock at $4.00 per share. The securities were offered and sold in an offshore transaction to a non-U.S. person and was therefore exempt from registration under Regulation S promulgated under the Act.

         During May 1996, the Company sold 130 units at $10,000 each. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996 Common Stock Purchase Warrants. An aggregate of 130,000 shares of Preferred Stock and 5,200,000 1996 Common Stock Purchase Warrants were issued to 100 accredited investors and 33 non-accredited investors. In connection therewith, William W. Sellers, a Director of the Company, purchased 4,000 shares of Preferred Stock and 160,000 1996 Common Stock Purchase Warrants. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

        During January and February 1997, the Company sold 9.35 units at $10,000. Each unit consisted of 1,000 shares of Preferred Stock and 40,000 1996-B Common Stock Purchase Warrants. An aggregate of 9,350 shares of Preferred Stock and 374,000 1996-B Common Stock Purchase Warrants were sold to 16 accredited investors. The offering was offered and sold only to accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

        During April, May, June and July 1997, the Company sold 40 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 40,000 1997 Common Stock Purchase Warrants. An aggregate of 80,000 shares of Preferred Stock and 1,600,000 1997 Common Stock Purchase Warrants were sold to 44 accredited investors and 10 non-accredited investors. In connection therewith, Adele and Austin Hepburn purchased a total of 1 1/4 units for $12,500. Ms. Hepburn is the Director of Public Relations of the Company. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During June 1997, the Company issued an aggregate of $500,000 of Convertible Securities pursuant to an agreement with Gem Advisors Inc. ("GEMA") which provided GEMA with the exclusive right to place the Convertible Securities with qualified purchasers. Upon completion of the sale of the Convertible Securities, GEMA received 8% of the gross proceeds (i.e. $40,000) as a management/documentation fee. In addition, affiliates and/or consultants to GEMA received non-redeemable warrants to purchase up to 2,000,000 shares of the Company's Common Stock at a price of $.20 per share at any time prior to June 23, 2002. The securities were offered and sold in an offshore transaction to a non-U.S. person and was therefore exempt from registration under Regulation S promulgated under the Act.

         During the quarter ended March 1997, the Company sold 75 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 50,000 1998-A Common Stock Purchase Warrants. An aggregate of 150,000 shares of Preferred Stock and 3,750,000 1998-A Common Stock Purchase Warrants were sold to 44 accredited investers and 15 non-accredited investors. The offering was sold to accredited investors and less than 35 non-accredited investors, involved no general solicitation or advertising, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During July and August 1998, the Company sold 27.8 units at $10,000. Each unit consisted of 2,000 shares of Preferred Stock and 50,000 1998-B Common Stock Purchase Warrants. An aggregate of 55,600 shares of Preferred Stock and 1,390,000 1998-B Common Stock Purchase Warrants were sold to 20 accredited investors. The offering was sold only to accredited investors, involved no general solicitation or advertising, and was therefor exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         On September 28, the Company began selling units at $10,000. Through October 31, 1998, the Company sold 15 units generating gross proceeds of $150,000. Each unit consists of a $10,000 principal amount 12% Senior Note, 15,000 1998-C Common Stock Purchase Warrants and 1,000 shares of Series B Equity Participating Preferred Stock. The offering will terminate on December 31, 1998. The offering will be sold only to accredited investors, will involve no general solicitation or advertising, and will therefore be exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         Other than the securities issued pursuant to Regulation S, the above securities were isued pursuant to the exemption set forth in Section 4(2) of the Act.

II. Stock Options

         In March 1996, the Company issued to Haven Brock Kolls options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In April 1996, the Company issued to Stephen Herbert options to purchase up to 400,000 shares of Common Stock at $.65 per share.

         In May 1996, the Company issued to Keith Sterling options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In May 1996, the Company issued to Edward Sullivan options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In July 1996, the Company issued to Michael Lawlor options to purchase up to 100,000 shares of Common Stock at $.65 per share.

         In August 1996, the Company issued to a RAM Group, consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.

         In September 1996, the Company issued to Joseph Donahue options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In November 1996, the Company issued to a RAM Group, consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.

         In November 1996, the Company issued to Phillip A. Harvey options to purchase up to 50,000 shares of Common Stock at $.65 per share.

         In November 1996, the Company issued to Michael Feeney options to purchase up to 10,000 shares of Common Stock at $.50 per share.

         In February 1997, the Company issued to Leland P. Maxwell options to purchase up to 200,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Haven Brock Kolls options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Keith Sterling options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Stephen Herbert options to purchase up to 100,000 shares of Common Stock at $.45 per share.

         In June 1997, the Company issued to Michael Feeney options to purchase up to 5,000 shares of Common Stock at $.45 per share.

         In September 1997, the Company issued to RAM Group, a consultant, options to purchase up to 50,000 shares of Common Stock at $.50 per share.

         In December 1997, the Company issued to Joseph Donahue options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In December 1997, the Company issued Phillip A. Harvey options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In April 1998, the Company issued to Stephen Herbert options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In April 1998, the Company issued to Haven Brock Kolls options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         In April 1998, the Company issued to Leland P. Maxwell options to purchase up to 50,000 shares of Common Stock at $.45 per share.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants to the Company, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III.     Common Stock-For Cash.

         In October 1995, options to purchase 100,000 shares of Common Stock at $.05 per share were exercised by the holders thereof.

         In June 1997, options to purchase 150,000 shares of Common Stock at $.05 per share were exercised by the holders thereof.

         In September 1997, options to purchase 70,000 shares of Common Stock at $.05 per share were exercised by the holders thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing securityholders of the Company, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

            Exhibit
            Number                           Description
            -------------------------------------------------------
            3.1 Articles of Incorporation of Company filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.1 First Amendment to Articles of Incorporation of the Company filed on July 17, 1992 (Incorporated by reference to Exhibit 3.1.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.2 Second Amendment to Articles of Incorporation of the Company filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

            3.1.3 Third Amendment to Articles of Incorporation of the Company filed on October 5, 1992 (Incorporated by reference to Exhibit 3.1.3 to Form SB-2 Registration Statement No. 33-70992).

            3.1.4 Fourth Amendment to Articles of Incorporation of the Company filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

            3.1.5 Fifth Amendment to Articles of Incorporation of the Company filed on June 7, 1995(Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

            3.1.6 Sixth Amendment to Articles of Incorporation of the Company filed on May 1, 1996 (Incorporated by reference to Exhibit 3.1.6 to Form SB-2 Registration Statement No. 333-09465).

            3.1.7 Seventh Amendment to Articles of Incorporation of the Company filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

            3.1.8 Eighth Amendment to Articles of Incorporation of the Company filed on July 5, 1998.

            3.2 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

            4.1 Warrant Agreement dated as of June 21, 1995 between the company and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
                       1995).

            4.2        Form of Warrant Certificate (Incorporated by reference to
                       Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

            4.3 1996 Warrant Agreement dated as of May 1, 1996 between the Company and American Stock Transfer and Trust Company.

            4.4        Form of 1996 Warrant Certificate.

            4.5        Form of 1997 Warrant (Incorporated by reference to
                       Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

          **5.1        Opinion of Lurio & Associates, P.C.

            10.1 Employment and Non-Competition Agreement between the Company and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

            10.2 Robert L. Bartlett common Stock Options dated as of July 1, 1993 (incorporated by reference to Exhibit 10.9 to Form SB-2 Registration Statement No. 33-70992).

            10.3 Edward J. Sullivan Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.10 to Form SB-2 Registration Statement No. 33-70992).

            10.4 Keith L. Sterling Common Stock Options dated July 1, 1993 (Incorporated by reference to Exhibit 10.11 to Form SB-2 Registration Statement No. 33-70992).

            10.5 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

            10.6 Gregory C. Rollins Common Stock Options dates as of August 23, 1993 (Incorporated by reference to Exhibit
                       10.13 to Form SB-2 Registration Statement No. 33-70992).


            10.7 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit
                       10.23 to Form SB-2 Registration Statement No.
                       33-70992).

            10.8 Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

            10.8.1 First Amendment to Employment and Non-Competition Agreement between the Company and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit
                       10.13.1 to Form SB-2 Registration Statement No.
                       333-09465).

            10.9 Agreement of Lease dated March 16,1994, by and between the Company and G.F. Florida Operating Alpha, Inc. (Incorporated by reference to Exhibit 10.33 to Form SB-2 Registration Statement No. 33-70992).

            10.10 Megan N. Cherney Common Stock Options dated as of April 1, 1994 (Incorporated by reference to Exhibit 10.41 to Form SB-2 Registration Statement No. 33-70992).

            10.11 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

            10.11.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

            10.12 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).


            10.13 Employment and Non-Competition Agreement between the Company and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

            10.14 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit
                       10.29 to Form SB-2 Registration Statement
                       No.333-09465).

            10.15 Employment and Non-Competition Agreement between the Company and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

            10.16 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).


            10.17 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit
                       10.34 to Form SB-2 Registration No. 33-98808).

            10.18 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit
                       10.35 to Form SB-2 Registration No. 33-98808).

            10.19 Philip A. Harvey Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit 10.36 to Form SB-2 Registration No. 33-98808).

            10.20 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

            10.21 Employment and Non-Competition Agreement between the Company and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

            10.21.1 First Amendment to Employment and Non-competition Agreement between the Company and Leland P. Maxwell dated February 24, 1998.

            10.22 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit
                       10.40 to Form SB-2 Registration No. 33-98808).

            10.23 Letter between the Company and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).

            10.24 Business Express Agreement between the Company and 1217909 Ontario Inc. dated May 20, 1997 (Incorporated by reference to Exhibit 10.42 to Form 8-K filed on May 22, 1997).

            10.25 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.43 to Form SB-2 Registration Statement No.
                       333-30853).

            10.26 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit 10.44 to Form SB-2 Registration Statement No. 333-30853).

            10.27 Keith Sterling Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.45 to Form SB-2 Registration Statement No.
                       333-30853).

            10.28 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.46 to Form SB-2 Registration Statement No.
                       333-30853).

            10.29 Joint Venture Agreement dated September 24, 1997 between the Company and Mail Boxes Etc. (Incorporated by reference to Exhibit 10.47 to Form 10-KSB filed on September 26, 1997).

            10.30 Employment and Non-competition Agreement between the Company and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

            10.31 Agreement between the Compapny and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit
                       10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.32 Agreement between the Company and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.33 Agreement between the Company and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit
                       10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.34 Separation Agreement between the Company and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12,
                       1998).

          **23.1       Consent of Ernst & Young LLP.


     -------------------------------------------------------------------
     ** -- Filed herewith.

Item 28.  Undertakings.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on November 6, 1998.



                                    USA TECHNOLOGIES, INC.

                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed below by the following persons in the capacities and dates indicated.




     Signatures                          Title                Date
     ----------                          -----                ----

/s/ George R. Jensen, Jr.        Chairman of the Board,       November 6, 1998
----------------------------        President and Chief
George R. Jensen, Jr.               Executive  Officer
                                    (Principal and Chief
                                    Executive Officer)
                                    Director


/s/ Leland P. Maxwell            Vice President, Chief        November 6, 1998
----------------------------        Financial Officer
Leland P. Maxwell                   Treasurer (Principal
                                    Accounting Officer)

/s/ Stephen P. Herbert           Executive Vice President -   November 6, 1998
----------------------------        Chief Operating Officer,
Stephen P. Herbert                  Director


/s/ William W. Sellers           Director                     November 6, 1998
----------------------------
William W. Sellers


/s/ Peter G. Kapourelos          Director                     November 6, 1998
----------------------------
Peter G. Kapourelos

                                 Director                     November __, 1998
----------------------------
Henry B. duPont Smith


                                 Director                     November __, 1998
----------------------------
William L. Van Alen, Jr.





                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

   5.1            Opinion of Lurio & Associates


  23.1            Consent of Independent Auditors


----------------